Exhibit 10.3
EXECUTION COPY
AMENDMENT NO. 1
Dated as of May 10, 2023
to
REVOLVING CREDIT AND GUARANTY AGREEMENT
Dated as of August 18, 2021

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of May 10, 2023 by and among Incyte Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Revolving Credit and Guaranty Agreement dated as of August 18, 2021, by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower requested that the requisite Lenders agree to make certain amendments to the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”) the parties hereto agree that the Credit Agreement (including the Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).
2.Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:
(a)The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, each of the other Loan Parties, each of the Lenders, the L/C Issuer and the Administrative Agent.
(b)The Administrative Agent shall have received, or, substantially concurrently herewith shall receive, all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the terms of the Amended Credit Agreement.
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date as follows:
(a)Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and the effect of general principles of equity, whether applied by a court of law or equity.
(b)As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were so true and correct as of such earlier date.
4.Reference to and Effect on the Credit Agreement.
(a)From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.
(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)This Amendment shall be a Loan Document.
(e)Without in any way establishing a course of dealing by the Administrative Agent, any Lender or any L/C Issuer, each of the undersigned Loan Parties consents to this Amendment and reaffirms the terms and conditions of each Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned Loan Parties in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
5.Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
2

7.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Signature Pages Follow]
3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
INCYTE CORPORATION,
as the Borrower

By:____/s/ Maria E. Pasquale
Name:    Maria E. Pasquale
Title:    Executive Vice President and General Counsel

INCYTE HOLDINGS CORPORATION,
as a Subsidiary Guarantor

By:____/s/ Maria E. Pasquale
Name:    Maria E. Pasquale
Title:    Executive Vice President and General Counsel

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the L/C Issuer and as the Administrative Agent

By:____/s/ Helen D. Davis
Name:    Helen D. Davis
Title:    Executive Director

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

BANK OF AMERICA, N.A.,
individually as a Lender

By:__ /s/ Irina Froment
Name:    Irina Froment
Title:    Senior Vice President

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

BARCLAYS BANK PLC,
as a Lender

By:____/s/ Warren Veech III
Name:    Warren Veech III
Title:    Vice President

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

CITIZENS BANK, N.A.,
as a Lender

By:____/s/ Benjamin B. Rogers
Name:    Benjamin B. Rogers
Title:    Senior Vice President, Relationship Manager

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender

By:____/s/ Neal Osborn
Name:    Neal Osborn
Title:    Authorized Signatory

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

HSBC BANK USA, N.A.,
as a Lender

By:____/s/ Chris Burns
Name:    Chris Burns
Title:    Director, Credit Management

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

MIZUHO BANK, LTD.,
as a Lender

By:____/s/ Tracy Rahm
Name:    Tracy Rahm
Title:    Authorized Signatory

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

MORGAN STANLEY BANK, N.A.,
as a Lender

By:____/s/ Tayo Lapite
Name:    Tayo Lapite
Title:    Authorized Signatory

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:____/s/ Cindy Hwee
Name:    Cindy Hwee
Title:    Director

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:____/s/ Tom Priedeman
Name:    Tom Priedeman
Title:    Senior Vice President

Signature Page to Amendment No. 1 to
Revolving Credit and Guaranty Agreement dated as of August 18, 2021
Incyte Corporation

ANNEX A

Attached

_____________________________________

REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of

August 18, 2021,

among

INCYTE CORPORATION,
as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.
and
MIZUHO BANK, LTD.,
as Co-Syndication Agents

_____________________________________

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
and
MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

_____________________________________

US-DOCS\~~124345084.11~~140196727.4

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Interpretive Provisions    ~~36~~38
SECTION 1.03.    Accounting Terms    ~~37~~39
SECTION 1.04.    Exchange Rates; US Dollar Equivalents    ~~38~~40
SECTION 1.05.    Additional Alternative Currencies    ~~38~~40
SECTION 1.06.    Divisions    ~~39~~41
SECTION 1.07.    Letter of Credit Amounts    ~~39~~41
SECTION 1.08.    Rounding    ~~40~~41
SECTION 1.09.    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~40~~41
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    ~~41~~42
SECTION 2.01.    Committed Loans    ~~41~~42
SECTION 2.02.    Borrowings, Conversions and Continuations of Committed Loans    ~~41~~42
SECTION 2.03.    Bid Loans    ~~44~~45
SECTION 2.04.    Letters of Credit    ~~47~~48
SECTION 2.05.    Prepayments    ~~59~~60
SECTION 2.06.    Termination or Reduction of Commitments    ~~60~~61
SECTION 2.07.    Repayment of Loans    ~~61~~62
SECTION 2.08.    Interest    ~~61~~62
SECTION 2.09.    Fees    ~~62~~63
SECTION 2.10.    Computation of Interest and Fees    ~~62~~64
SECTION 2.11.    Evidence of Debt    ~~63~~65
SECTION 2.12.    Payments Generally; ~~Agent’~~Agent’s Clawback    ~~63~~65
SECTION 2.13.    Sharing of Payments by Lenders    ~~66~~68
SECTION 2.14.    Expansion Option    ~~66~~68
SECTION 2.15.    Cash Collateral    ~~69~~71
SECTION 2.16.    Defaulting Lenders    ~~71~~73
SECTION 2.17.    Alternate Rate of Interest.    ~~73~~75
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~81~~82
SECTION 3.01.    Taxes    ~~81~~82

SECTION 3.02.    Illegality    ~~86~~87
SECTION 3.03.    [Intentionally Omitted]    87
SECTION 3.04.    Increased Costs; Additional Reserve Requirements    87
SECTION 3.05.    Compensation for Losses    89
SECTION 3.06.    Mitigation Obligations    90
SECTION 3.07.    Survival    ~~91~~90
ARTICLE IV CONDITIONS PRECEDENT    ~~91~~90
SECTION 4.01.    Conditions to Effectiveness    ~~91~~90
SECTION 4.02.    Conditions to all Credit Extensions    92
ARTICLE V REPRESENTATIONS AND WARRANTIES    93
SECTION 5.01.    Existence, Qualification and Power    93
SECTION 5.02.    Authorization; No Contravention    93
SECTION 5.03.    Material Governmental Authorization    93
SECTION 5.04.    Binding Effect    ~~94~~93
SECTION 5.05.    Financial Statements; No Material Adverse Effect    94
SECTION 5.06.    Litigation    94
SECTION 5.07.    Anti-Corruption Laws and Sanctions    ~~95~~94
SECTION 5.08.    Margin Regulations; Investment Company Act    95
SECTION 5.09.    Disclosure    95
SECTION 5.10.    Compliance with Laws    95
SECTION 5.11.    Properties    ~~96~~95
ARTICLE VI AFFIRMATIVE COVENANTS    96
SECTION 6.01.    Financial Statements    96
SECTION 6.02.    Certificates; Notice of Default; Other Information    97
SECTION 6.03.    Payment of Taxes    98
SECTION 6.04.    Preservation of Existence, Etc    98
SECTION 6.05.    Compliance with Laws    ~~99~~98
SECTION 6.06.    Use of Proceeds    99
SECTION 6.07.    Maintenance of Property and Insurance    99
ARTICLE VII NEGATIVE COVENANTS    99
SECTION 7.01.    Liens    ~~100~~99
SECTION 7.02.    Subsidiary Indebtedness    102
SECTION 7.03.    Fundamental Changes    104

SECTION 7.04.    Dispositions    104
SECTION 7.05.    Restricted Payments    ~~105~~106
SECTION 7.06.    Consolidated Leverage Ratio    ~~106~~107
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~106~~107
SECTION 8.01.    Events of Default    ~~106~~107
SECTION 8.02.    Remedies Upon Event of Default    ~~108~~109
SECTION 8.03.    Application of Funds    ~~109~~110
SECTION 8.04.    Cleanup Period    ~~110~~111
ARTICLE IX GUARANTEE    ~~110~~111
SECTION 9.01.    Guarantee of Obligations    ~~110~~111
SECTION 9.02.    Limitation on Obligations Guaranteed    ~~111~~112
SECTION 9.03.    Nature of Guarantee; Continuing Guarantee; Waivers of Defenses    ~~111~~112
SECTION 9.04.    Rights of Reimbursement, Contribution and Subrogation    ~~113~~114
SECTION 9.05.    Payments    ~~114~~115
SECTION 9.06.    Subordination of Other Obligations    ~~114~~115
SECTION 9.07.    Financial Condition of the Borrower and other Guarantors    ~~114~~115
SECTION 9.08.    Bankruptcy, Etc    ~~115~~116
SECTION 9.09.    Duration of Guarantee    ~~115~~116
SECTION 9.10.    Reinstatement    ~~115~~116
SECTION 9.11.    Additional Guarantors    ~~115~~117
ARTICLE X The Administrative Agent    ~~116~~117
SECTION 10.01.    Authorization and Action    ~~116~~117
SECTION 10.02.    Administrative Agent’s Reliance, Limitation of Liability, Etc.    ~~118~~120
SECTION 10.03.    Posting of Communications    ~~120~~121
SECTION 10.04.    The Administrative Agent Individually    ~~121~~122
SECTION 10.05.    Successor Administrative Agent    ~~121~~123
SECTION 10.06.    Acknowledgements of Lenders and L/C Issuers    ~~122~~124
SECTION 10.07.    Certain ERISA Matters    ~~124~~126
SECTION 10.08.    Guarantee Matters    ~~126~~127
ARTICLE XI MISCELLANEOUS    ~~126~~128
SECTION 11.01.    Amendments, Etc    ~~126~~128
v

SECTION 11.02.    Notices; Effectiveness; Electronic Communication    ~~129~~130
SECTION 11.03.    No Waiver; Cumulative Remedies; Enforcement    ~~130~~131
SECTION 11.04.    Expenses; Indemnity; Damage Waiver    ~~130~~132
SECTION 11.05.    Payments Set Aside    ~~133~~134
SECTION 11.06.    Successors and Assigns    ~~133~~135
SECTION 11.07.    Treatment of Certain Information; Confidentiality    ~~141~~143
SECTION 11.08.    Right of Setoff    ~~142~~144
SECTION 11.09.    Interest Rate Limitation    ~~142~~145
SECTION 11.10.    Counterparts; Integration; Electronic Execution; Effectiveness    ~~143~~145
SECTION 11.11.    Survival of Representations and Warranties    ~~144~~146
SECTION 11.12.    Severability    ~~144~~147
SECTION 11.13.    Replacement of Lenders    ~~145~~147
SECTION 11.14.    Governing Law; Jurisdiction; Etc    ~~146~~148
SECTION 11.15.    WAIVER OF JURY TRIAL    ~~147~~149
SECTION 11.16.    USA PATRIOT Act    ~~147~~149
SECTION 11.17.    Judgment Currency    ~~147~~149
SECTION 11.18.    No Advisory or Fiduciary Responsibility    ~~148~~150
SECTION 11.19.    Acknowledgement and Consent of Bail-In of Affected Financial Institutions    ~~149~~151
SECTION 11.20.    Acknowledgement Regarding Any Supported QFCs    ~~149~~151

SCHEDULES
2.01    Commitments
2.04(a)    Letter of Credit Commitments
2.04(b) Existing Letters of Credit
5.06     Litigation
7.01     Existing Liens
7.02     Existing Non-Subsidiary Guarantor Indebtedness
11.02    Certain Addresses for Notices
EXHIBITS
Form of
A    Assignment and Assumption
B-1    Bid Request
B-2    Competitive Bid
C    Committed Loan Notice
D    Compliance Certificate
E    Note
F    Prepayment Notice
G    Guarantor Counterpart Agreement
H-1    U.S. Tax Compliance Certificate (For Foreign Lenders that are not     Partnerships)
H-2    U.S. Tax Compliance Certificate (For Foreign Participants that are not     Partnerships)
H-3    U.S. Tax Compliance Certificate (For Foreign Participants that are     Partnerships)
H-4     U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)

This REVOLVING LOAN CREDIT AND GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 18, 2021, among INCYTE CORPORATION, a Delaware corporation, the GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.0a.Defined Terms. As used in this Agreement, the following terms will have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined by reference to an Absolute Rate. Absolute Rate Loans may be denominated only in a Discretionary Alternative Currency.
“Acquisition” means any acquisition (in a single acquisition or series of related acquisitions) of (a) assets comprising all or substantially all of the assets of any Person, or of all or substantially all or any significant portion of a business or operating unit of a business, division, product line (including rights in respect of any drug candidate, drug or other pharmaceutical product) or line of business of any Person, or (b) Equity Interests of a Person if, as a result thereof, such Person becomes a Subsidiary.
“Acquisition Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Person or assets to be acquired); provided that (a) the release of the proceeds thereof to Borrower and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated in accordance with its terms prior to the consummation of such Acquisition or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement for such Acquisition is terminated in accordance with its terms prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurocurrency Rate Borrowing denominated in US Dollars~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~Eurocurrency~~Term SOFR Rate for ~~US Dollars for~~ such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMCB, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB through which JPMCB shall perform any of its obligations in such capacity under the Loan Documents.
“Administrative Questionnaire” means an Administrative Questionnaire in a customary form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to such term in Section 11.04(c).
“Aggregate Commitments” means the aggregate amount of the Commitments of all the Lenders. As of the Effective Date, the Aggregate Commitments are $500,000,000.
“Agreement” has the meaning specified in the preamble hereto.
“Agreement Currency” has the meaning specified in Section 11.17.
“Alternative Currency” means each currency (other than US Dollars) that is approved in accordance with Section 1.05. No Loans denominated in an Alternative Currency may ~~only be Eurocurrency~~be Base Rate Loans or Absolute Rate Loans. As of the Amendment No. 1 Effective Date, there are no Alternative Currencies.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $25,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Administrative Agent, the Borrower, the other Loan Parties party thereto and the Lenders party thereto.
“Amendment No. 1 Effective Date” means May 10, 2023.
“Ancillary Document” has the meaning specified in Section 11.10.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Party” has the meaning assigned to it in Section 10.03(c).
“Applicable Percentage” means, subject to Section 2.16(a)(iv), with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If all the Commitments have terminated, then the Applicable Percentage of each Lender will be determined based on the Commitments of the Lenders most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day with respect to Unused Commitment Fees, Letter of Credit Fees, ~~Eurocurrency Rate~~Term Benchmark Loans, RFR Loans and Base Rate Loans, the percentages per annum specified in the applicable column below, based upon the Consolidated Leverage Ratio:

Pricing Level	Consolidated Leverage Ratio	Unused Commitment Fees	Letter of Credit Fees	~~Eurocurrency Rate~~Term Benchmark/RFR Loans	Base Rate Loans
I	Less than or equal to 1:00 to 1:00	0.150%	1.125%	1.125%	0.125%
II	Greater than 1:00 to 1:00 but less than or equal to 2:00 to 1.00	0.175%	1.375%	1.375%	0.375%
III	Greater than 2:00 to 1:00 but less than or equal to 3:00 to 1.00	0.200%	1.625%	1.625%	0.625%
IV	Greater than 3:00 to 1:00	0.225%	1.875%	1.875%	0.875%
The Applicable Rate shall be determined and adjusted quarterly on the third Business Day after the day on which the Borrower provides a Compliance Certificate of a Responsible Officer pursuant to Sections 6.02(a), for the most recently ended fiscal quarter (or fiscal year, as applicable) of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Rate shall be based on Pricing Level I until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 6.02(a) for the most recently ended fiscal quarter (or fiscal year, as applicable) of the Borrower preceding the applicable Calculation Date, then, at the option of the Administrative Agent or upon the request of the Required Lenders, the Applicable Rate from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level IV until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Credit Extensions then existing or subsequently made or issued.
Notwithstanding the foregoing, in the event that any Compliance Certificate of a Responsible Officer delivered pursuant to Sections 6.02(a) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Pricing Level for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period and the Applicable Rate for such period shall be the higher Pricing Level. This provision shall survive the Discharge of the Obligations for sixty (60) days.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency or Discretionary Alternative Currency, such local time in the place of settlement for such Alternative Currency or Discretionary Alternative Currency as, in each case, shall have been specified by the Administrative Agent.
“Approved Electronic Platform” has the meaning specified in Section 10.03(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMCB, Bank of America, N.A. and Mizuho Bank, Ltd., in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided for herein.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020, and the related consolidated statements of operations, comprehensive income / (loss), stockholders’ equity and cash flows for the fiscal year of the Borrower and its Subsidiaries then ended, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Available Tenor” has the meaning specified in Section 2.17(g).
“Availability Period” means the period from and including the Effective Date to the earlier of the Maturity Date and the date of termination of the Aggregate Commitments pursuant to Section 2.06 or 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% ~~per annum~~ and (c) the Adjusted ~~LIBO~~Term SOFR Rate ~~on~~for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in US Dollars with a maturity of one month~~ plus 1% ~~per annum~~; provided that for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London time on such day~~5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.
“Base Rate Committed Borrowing” means a Committed Borrowing comprised of Base Rate Committed Loans.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Committed Loan that bears interest by reference to the Base Rate. Base Rate Loans may be denominated only in US Dollars.
“Benchmark” has the meaning specified in Section 2.17(g).
“Benchmark Replacement” has the meaning specified in Section 2.17(g).
“Benchmark Replacement Adjustment” has the meaning specified in Section 2.17(g).
“Benchmark Replacement Conforming Changes” has the meaning specified in Section 2.17(g).
“Benchmark Replacement Date” has the meaning specified in Section 2.17(g).
“Benchmark Transition Event” has the meaning specified in Section 2.17(g).

“Benchmark Unavailability Period” has the meaning specified in Section 2.17(g).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type and in the same currency from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Bid Loan” has the meaning specified in Section 2.03(a).
“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.
“Borrower” means Incyte Corporation, a Delaware corporation.
“Borrowing” means a Committed Borrowing or a Bid Borrowing, as the context may require.
“Borrowing Minimum” means (a) in the case of a ~~Eurocurrency Rate~~Term Benchmark Borrowing denominated in US Dollars, $5,000,000, (b) in the case of a Base Rate Borrowing, $500,000, (c) in the case of an Absolute Rate Borrowing denominated in US Dollars, $5,000,000 and (d) in the case of a Borrowing denominated in an Alternative Currency or in a Discretionary Alternative Currency, the smallest amount of such currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of $5,000,000.
“Borrowing Multiple” means (a) in the case of a ~~Eurocurrency Rate~~Term Benchmark Borrowing denominated in US Dollars, $1,000,000, (b) in the case of a Base Rate Borrowing, $100,000, (c) in the case of an Absolute Rate Borrowing denominated in US Dollars, $1,000,000 and (d) in the case of a Borrowing denominated in any Alternative Currency or in a Discretionary Alternative Currency, 1,000,000 units of such currency.
“Business Day” means any day (other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are ~~authorized to remain closed under the Laws of, or are~~

~~in fact closed in,~~open for business in New York City, provided that, in addition to the foregoing, a Business Day shall be:
~~(a) when used in connection with a Eurocurrency Rate Loan, the term “Business Day” shall also exclude when used in connection with a Eurocurrency Rate Loan denominated in US Dollars, any Alternative Currency (other than Euro) or any Discretionary Alternative Currency, any day on which dealings in deposits in US Dollars or the applicable Alternative Currency or Discretionary Alternative Currency, as the case may be, are not conducted by and between banks in the London interbank eurodollar market; and~~
(1)in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a U.S. Government Securities Business Day;

(2)in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day; and

(3)~~(b)~~    when used in connection with a Bid Loan that is an Absolute Rate Loan denominated in any Discretionary Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for foreign exchange business in the principal financial center of the country of such Discretionary Alternative Currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support (including backstop letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following: (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Equity Interests in Borrower on a fully-diluted basis or (b) within a period of twelve (12) consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election, nomination or appointment to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election, nomination or appointment to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation (a) to make Committed Loans to the Borrower pursuant to Section 2.01 and (b) to purchase participations in L/C Obligations pursuant to Section 2.04, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or the Incremental Joinder Agreement or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means Committed Loans of the same Type and in the same currency made, converted or continued on the same date and, in the case of ~~Eurocurrency Rate~~Term Benchmark Committed Loans, as to which a single Interest Period is in effect.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a borrowing of Committed Loans, (b) a conversion of any Committed Borrowing from one Type to the other or (c) a continuation of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the L/C Issuers by means of electronic communications pursuant to Section 10.03, including through an Approved Electronic Platform.
“Company Materials” means materials and/or information provided by or on behalf of the Loan Parties hereunder.
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to:
(i)Consolidated Net Income for such period, plus,

(ii)without duplication and only to the extent deducted in calculating Consolidated Net Income for such period, the sum of: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) losses attributable to noncontrolling interest, (v) stock-based compensation expense, (vi) asset impairment charges (including impairment of intangibles or goodwill), (vii) restructuring charges, (viii) charges, losses and expenses associated with any Acquisition, including Milestone Payments, integration charges, charges associated with the revaluation of assets or liabilities (including noncash charges recorded in respect of purchase accounting), any contingent or deferred payments (including earn-outs, contingent liabilities that are based, in whole or in part, on future estimated cash flows, royalties, non-compete payments and consulting payments, but excluding ongoing royalties associated therewith paid in cash in such period) made in connection with such Acquisition and any revaluation adjustments thereof, (ix) one-time non-recurring up-front and milestone payments payable under research and development licensing agreements, collaboration agreements or development agreements relating to uncommercialized product candidates, (x) charges, losses and expenses associated with unrealized losses on long term investments, (xi) charges, losses and expenses associated with the sale of assets (other than sales of inventory in the ordinary course of business) and losses attributable to discontinued operations, (xii) transaction fees and expenses incurred in connection with any Acquisition (or other similar investment), sale of assets (other than sales of inventory in the ordinary course of business), issuance or repayment of Indebtedness, issuance of equity securities by the Borrower, refinancing transaction or amendment or other modification of definitive agreements governing any Indebtedness (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed), (xiii) losses attributable to early extinguishment of Indebtedness or obligations under any Swap Contract, (xiv) litigation charges and settlements, (xv) non-cash charges (including non-cash exchange, translation or performance losses) relating to foreign currency hedging transactions or extraordinary, unusual or nonrecurring non-cash charges related to currency fluctuations, (xvi) one time clinical research and outside services costs and expenses associated with the acquisition of priority review or similar vouchers in connection with applications for regulatory approval of product candidates, (xvii) the amount of any non-cash charges attributable to losses in a joint venture, (xviii) other extraordinary, unusual or nonrecurring charges or expenses and (xix) any other noncash charges not otherwise specified in the foregoing clauses (i) through (xviii), minus,
(iii)without duplication and only to the extent included in calculating Consolidated Net Income for such period, the sum of (i) interest income, (ii) income tax benefit, (iii) income attributable to non-controlling interest, (iv) gains associated with any Acquisition, including gains associated with the revaluation of assets and liabilities, break-up or termination fees and gains on any revaluation adjustment of any contingent or deferred payments (including earn-outs, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with such Acquisition, (v) unrealized gains on long term investments, (vi) gains associated with the sale of assets outside the ordinary course of business and income attributable to discontinued operations, (vii) gains attributable to early extinguishment of Indebtedness or obligations under any Swap Contract, (viii) litigation gains and settlements, (ix) non-cash gains (including non-cash exchange, translation or performance gains) relating to foreign currency hedging transactions or extraordinary, unusual or nonrecurring non-cash gains related to currency fluctuations, (x) one-time non-recurring up-front and milestone payments received under research and development licensing agreements, collaboration agreements or development agreements relating to uncommercialized product candidates and (xi) other extraordinary, unusual or nonrecurring gains or other items of income.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period Borrower or any Subsidiary shall have made any Material Disposition or a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c).
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters of the Borrower then most recently ended.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, at any time, total assets (less applicable reserves and other properly deductible items) after deducting all goodwill, in each case of the Borrower and its Subsidiaries at such time that would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.
“Consolidated Total Assets” means, at any time, the total assets of the Borrower and its Subsidiaries at such time that would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.
“Consolidated Total Debt” means, at any time, for Borrower and its Subsidiaries on a consolidated basis, the aggregate amount of (a) (i) all Indebtedness for borrowed money and all Indebtedness constituting obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and (ii) all Capital Lease Obligations minus (b) the excess, if any, of (i) the aggregate amount of cash, cash equivalents and marketable securities of the Borrower and its Subsidiaries, as reflected (under such line items) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP; provided that (x) such cash, cash equivalents and marketable securities do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, and (y) in the case of any such marketable securities, an active trading market exists therefor and price quotations are available and such marketable securities are not subject to any lock-up or other contractual restriction on the sale or other disposition thereof by the Borrower and its Subsidiaries (it being understood and agreed, for the avoidance of doubt, that U.S. Government debt securities owned by the Borrower or its Subsidiaries that are reflected on such consolidated balance sheet satisfy the foregoing criteria in this clause (y)), over (ii) $500,000,000. Notwithstanding the foregoing, solely for the purposes of determining Consolidated Total Debt at any time after the definitive agreement for any Acquisition shall have been executed and prior to the consummation of such Acquisition, any Acquisition Indebtedness with respect thereto shall be excluded from clause (a) above (and the proceeds thereof shall be excluded from clause (b) above).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” has the meaning specified in Section 2.17(g).
“Co-Syndication Agent” means Bank of America, N.A. and Mizuho Bank, Ltd., in their capacities as co-syndication agent for the credit facility provided for herein.
“Covered Entity” means any of the following:
(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Paty” has the meaning specified in Section 11.20.
“Credit Extension” means a Borrowing or an L/C Credit Extension, or any of the foregoing, as the context might require.
“Credit Party” means the Administrative Agent, each L/C Issuer or any other Lender.
“Daily Simple SOFR” has the meaning specified in Section 2.17(g).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, court protection, insolvency, reorganization, examinership or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent and the Borrower of such written confirmation in form and substance satisfactory to the Administrative Agent and Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bail-In Action, (ii) become the subject of a proceeding under any Debtor Relief Law or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Borrower that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, Borrower, each L/C Issuer and such Lender.
“Discharge of the Obligations” means (and shall have occurred when) (a) all Obligations (other than contingent obligations as to which no claim has been asserted) shall have been paid in full in cash, (b) no L/C Borrowing and no Letter of Credit shall be outstanding (other than Letters of Credit that have been Cash Collateralized in full or as to which other arrangements satisfactory to the applicable L/C Issuer and the Administrative Agent shall have been made) and (c) all Commitments shall have terminated or expired.
“Discretionary Alternative Currency” means any lawful currency, other than US Dollars, that is freely transferable and freely convertible into US Dollars. No Loans denominated in a Discretionary Alternative Currency may ~~only be Eurocurrency Rate Loans or Absolute~~be Base Rate Loans.
“Disqualified Competitor” means (a) Persons that are reasonably determined by the Borrower to be competitors of the Borrower or its Subsidiaries and which are specifically identified by the Borrower to the Administrative Agent and the Lenders in writing and delivered in accordance with Section 11.02 prior to the Effective Date, (b) any other Person that is reasonably determined by the Borrower to be a competitor of the Borrower or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Competitors”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 11.02 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Competitors contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Competitor, (iii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 11.02 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Competitor” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Competitor” by written notice delivered to the Administrative Agent from time to time in accordance with Section 11.02.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person, including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America other than a Subsidiary (i) that is a Subsidiary of a CFC or (ii) substantially all of the assets of which are Equity Interests or Equity Interests and debt interests in one or more CFCs.
“DQ List” has the meaning specified in Section 11.06(h)(iv).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions precedent set forth in Section 4.01 have been satisfied, which date is August 18, 2021.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and 11.06(b)(v), subject to such consents, if any, as may be required under Section 11.06(b)(iii).
“Environmental Laws” means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, or decrees relating to pollution,

the protection of the environment or the release of any hazardous or toxic materials into the environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law or permit required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any governmental order or acquisition or divestiture agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Indebtedness that is convertible into any Equity Interests shall not constitute Equity Interests prior to the conversion thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code or Section 4001(14) of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan if there is any potential liability therefor, (d) the filing by a Pension Plan administrator of a notice of intent to terminate pursuant to Section 4041(a)(2) of ERISA or the commencement of proceedings by the PBGC to terminate pursuant to Section 4042 of ERISA, a Pension Plan or Multiemployer Plan, (e) the appointment of a trustee to administer any Pension Plan or Multiemployer Plan, (f) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan pursuant to Section 4041 of ERISA or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing in Dollars for any Interest Period, the LIBO Rate.~~
~~“Eurocurrency Rate Borrowing” means a Borrowing comprised of Eurocurrency Rate Loans.~~
~~“Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest by reference to the Eurocurrency Rate. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Committed Loans.~~
~~“Eurocurrency Rate Loan” means a Loan that bears interest by reference to the Eurocurrency Rate, which may only be a Eurocurrency Rate Committed Loan. Eurocurrency Rate Loans may be denominated in US Dollars or in an Alternative Currency.~~
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars (or, solely for purposes of Section 2.04(c)(ii), the rate at which US Dollars may be exchanged into such other currency) at the time of determination on such day as last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination. In the event that such rate is not so provided to the Administrative Agent, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower; provided that, in the absence of such an agreement, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes, in each case, (i) imposed on it, by the United States (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any withholding Tax that is imposed by the United States on amounts payable to a recipient with respect to an applicable interest in the Loan or Commitment pursuant to any Law in effect at the time such recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or designates a new Lending Office, except to the extent that such recipient (or its assignor, in the case of an assignment) was entitled, immediately before the designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.01(a), (c) any Tax that is attributable to a recipient’s failure to comply with Section 3.01(e) or 3.01(g), and (d) any withholding Taxes imposed pursuant to FATCA.
“Existing Letter of Credit” means any letter of credit issued and outstanding as of the Effective Date and listed on Schedule 2.04(b); provided that the issuer thereof is a Lender as of the Effective Date. Each such letter of credit so designated shall be deemed to constitute a Letter of Credit and a Letter of Credit issued hereunder on the Effective Date for all purposes under this Agreement and the other Loan Documents.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
~~“FCA” has the meaning assigned to such term in Section 1.09.~~
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate as so determined would be be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fiscal Year” means the fiscal year of the Borrower ending on December 31st of each calendar year.
“Foreign Lender” means any Lender that is not a US Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than any such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States, applied in accordance with the consistency requirements thereof.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency,

authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Parties” means, collectively, the Administrative Agent, the Arrangers, the Lenders, each L/C Issuer and each Indemnitee.
“Guarantor Counterpart” means the Guarantor Counterpart Agreement to be entered into by the Borrower (if applicable) or any Domestic Subsidiary that may become a Subsidiary Guarantor after the Effective Date, in each case, in favor of the Administrative Agent, substantially in the form of Exhibit G, with such modifications thereto as may be reasonably agreed by the Administrative Agent and Borrower in accordance with Section 10.10(b).
“Guarantors” means, collectively, the Subsidiary Guarantors.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances or wastes and other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, in each case, that are regulated, or for which liability may be imposed, pursuant to any Environmental Law.
“Honor Date” has the meaning specified in Section 2.04(c)(ii).
~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~
“Incremental Effective Date” has the meaning specified in Section 2.14(d).

“Incremental Joinder Agreement” means a joinder agreement among the Borrower, the Administrative Agent and one or more Eligible Assignees that, pursuant to such agreement, provides a Commitment as contemplated by Section 2.14(c), in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.14.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.14.
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(i)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(ii)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;
(iii)net obligations of such Person under any Swap Contract;
(iv)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and purchase price adjustments, earnouts and similar contingent payments due with respect to Acquisitions either permitted hereby or completed prior to the Effective Date);
(v)all obligations which would constitute Indebtedness of any other Person (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;
(vi)Capital Lease Obligations; and
(vii)all Guarantees of such Person in respect of any of the foregoing of any other Person; provided that Indebtedness shall not include any performance guarantee or any other Guarantee that is not a Guarantee of other Indebtedness.
For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities). The amount of any net obligation under any Swap Contract on any date will be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes (other than any such Taxes that are Excluded Taxes).
“Indemnitees” has the meaning specified in Section 11.04(b).
“Ineligible Institution” means (a) a natural person, (b) any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) the Borrower, or any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (e) unless the Borrower’s prior consent is obtained and in accordance with Section 11.06(h), a Disqualified Competitor.
“Information” has the meaning specified in Section 11.07.
“Interest Payment Date” means (a) as to any ~~Loan other than a Base~~Absolute Rate Loan and any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that (i) if any Interest Period for a ~~Eurocurrency Rate~~Term Benchmark Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period will also be Interest Payment Dates therefor and (ii) if any Interest Period for an Absolute Rate Loan exceeds ninety (90) days, then, unless otherwise specified in the applicable Bid Request, each day prior to the last day of such Interest Period that occurs at intervals of ninety (90) days will also be an Interest Payment Date therefor, ~~and~~ (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) as to any Base Rate Loan, the first Business Day following the last day of each March, June, September and December and the Maturity Date.
“Interest Period” means (a) as to each ~~Eurocurrency Rate~~Term Benchmark Loan, the period commencing on the date such ~~Eurocurrency Rate~~Term Benchmark Loan is disbursed or converted to or continued as a ~~Eurocurrency Rate~~Term Benchmark Loan and ending on the numerically corresponding day that is one, three or six months thereafter (~~or, if agreed to by all Lenders, a period of shorter than one month~~in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower in the applicable Committed Loan Notice or Bid Request, as the case may be, and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days, as selected by the Borrower in the applicable Bid Request; provided that:
(1)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless, in the case of a ~~Eurocurrency Rate~~Term Benchmark Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(2)any Interest Period pertaining to a ~~Eurocurrency Rate~~Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~

(3)no Interest Period will extend beyond the Maturity Date~~.~~ ; and
 ~~“Interpolated Rate” means, at any time, for any Eurocurrency Rate Borrowing denominated in Dollars, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Adjusted LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
(4)no tenor that has been removed from this definition pursuant to Section 2.17(e) shall be available for specification in such committed Loan Notice or Bid Request.
“IP Rights” means trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published in the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument (other than this Agreement or any other Loan Document) entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary of the Borrower that is a co-applicant in respect thereof) or in favor of such L/C Issuer and relating to such Letter of Credit.
“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” has the meaning specified in Section 11.17.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means (a) JPMCB and (b) any other Lender that agrees to act in such capacity appointed by the Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), such appointment evidenced by a written agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such appointed Lender. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such L/C Issuer shall, or shall cause such Affiliate to, comply with the requirements of Section 2.04 with respect to such Letters of Credit). Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender-Related Person” has the meaning specified in Section 11.04(d).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Joinder Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the L/C Issuers.
“Lending Office” means, as to any Lender, the office or branch of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or branch as such Lender may from time to time notify to the Borrower, and the Administrative Agent.
“Letter of Credit” means any letter of credit issued or deemed to have been issued hereunder, including each Existing Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer and provided to the Borrower upon its request for such issuance or amendment of such Letter of Credit.
“Letter of Credit Commitment” means, with respect to any L/C Issuer, the maximum permitted Outstanding Amount of the L/C Obligations that may be attributable to Letters of Credit issued by such L/C Issuer. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.04(a) or, in the case of any L/C Issuer that becomes an L/C Issuer pursuant to clause (d) of the definition of such term, in the agreement referred to in such clause. The Letter of Credit Commitment of any L/C Issuer may be increased or reduced from time to time by a written agreement between such L/C Issuer and the Borrower; provided that a copy of such written agreement shall have been delivered to the Administrative Agent.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of $25,000,000 and the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
~~“LIBO Rate” means, with respect to any Eurocurrency Rate Borrowing denominated in US Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Rate Borrowing denominated in US Dollars for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for US Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
~~“LIBOR” has the meaning assigned to such term in Section 1.09.~~
“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind (including any conditional sale or other title retention agreement, any easement and right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to be a Lien.
“Limited Condition Transaction” means any investment or Acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means a Committed Loan or a Bid Loan, as the context may require.
“Loan Documents” means this Agreement, each Incremental Joinder Agreement, each Guarantor Counterpart and, other than for purposes of Section 11.01, each agreement referred to in the definition of “L/C Issuer” pursuant to which any Lender becomes an L/C Issuer hereunder, each agreement referred to in the definition of “Letter of Credit Commitment” as to the amount thereof with respect to any L/C Issuer, each Letter of Credit Application and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 and each Note.
“Loan Parties” means, collectively, the Borrower and the Guarantors.
“Local Time” means ~~(a)~~, with respect to a Loan or Borrowing denominated in US Dollars ~~that is a Base Rate Loan or Base Rate Borrowing and with respect to any Letter of Credit~~, New York City time ~~and (b) with respect to any Loan or Borrowing denominated in US Dollars that is a Eurocurrency Rate Loan or Eurocurrency Rate Borrowing or any Loan or Borrowing denominated in an Alternative Currency or a Discretionary Alternative Currency, London time.~~.
“Major Default” means a Default that has occurred and is continuing under Section 8.01(a), (b), (e), (f), (g), (j) (solely with respect to this Agreement, including Article IX) or (k).
“Material Acquisition” means any Acquisition that involves the payment of non-contingent consideration (including the aggregate principal amount of any Indebtedness that is assumed or refinanced by the Borrower or any Subsidiary concurrent with or following such Acquisition) by the Borrower and its Subsidiaries in excess of $200,000,000 (including the value of any Equity Interests of the Borrower or any of its Subsidiaries used as consideration in such Acquisition). For purposes hereof, any Acquisition that is a Qualified Acquisition shall be deemed to be a Material Acquisition.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform its payment Obligations under any Loan Document to which it is a party, or (c) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document.
“Material Disposition” means any Disposition (in a single transaction or series of related transactions) of (a) assets comprising all or substantially all of the assets of any Person, or of all or substantially all or any significant portion of a business or operating unit of a business, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of any Person or (b) Equity Interests in any Subsidiary if, as a result thereof, such Subsidiary shall cease to be a Subsidiary, in each case, that involves gross proceeds to Borrower and its Subsidiaries (including as proceeds the aggregate principal amount of any Indebtedness that is assumed by the acquiror) in excess of $200,000,000.
“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000.
“Material Subsidiary” means (a) the Borrower and each Subsidiary Guarantor and (b) each other Domestic Subsidiary, whether existing as of the Effective Date or formed or acquired thereafter (i) the revenues of which, as of the end of any fiscal quarter, for the period of the four fiscal quarters of the Borrower then most recently ended, were equal to or greater than 10% of the consolidated revenues of the Borrower and its Subsidiaries for such period or (ii) the consolidated assets of which, as of the end of any fiscal quarter, were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries, in each case, as reflected on the most recent annual or quarterly consolidated financial statements of the Borrower and its Subsidiaries.
“Maturity Date” means the third anniversary of the Effective Date; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Maximum Rate” has the meaning assigned to it in Section 11.09.
“Milestone Payments” means payments made under contractual arrangements arising in connection with any acquisition (or licensing) of assets (including rights in respect of any drug candidate, drug or other pharmaceutical product) or Equity Interests by the Borrower or any Subsidiary to the sellers (or licensors) of such assets (including rights in respect of any drug candidate, drug or other pharmaceutical product) or Equity Interests acquired (or licensed) under such contractual arrangements based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).
“MNPI” means material non-public information (within the meaning of the United States federal or state securities Laws or the securities Laws of other applicable jurisdictions) with respect to Borrower or its Subsidiaries, or the respective securities of any of the foregoing.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which Borrower or any ERISA Affiliate makes or is obligated to make contributions.
“Net Worth” means, as at any time, (a) the Consolidated Total Assets at such time less (b) all liabilities of the Borrower and its Subsidiaries at such time, calculated in accordance with GAAP on a consolidated basis.
“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).
“Non-Qualifying Lender” means a Lender that is (a) not a U.S. citizen, (b) not a “resident of a member State of the European Union”, (c) a Disqualified Competitor or (d) a Defaulting Lender. For the avoidance of doubt, any Lender that is a U.S. corporation that is publicly traded, or is a Subsidiary of a publicly traded U.S. corporation, shall not be treated as a Non-Qualifying Lender.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit E.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon, and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral with respect to Letters of Credit and (b) all other debts, liabilities, obligations, covenants and duties of any Loan Party arising under this Agreement or any other Loan Document, whether primary, secondary, direct, indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all such debts, liabilities, obligations, covenants and duties incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding).
“Obligations Guarantee” means the Guarantee of the Guarantors contained in Article IX.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation, association or organization (or analogous constitutional documents) and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed by any jurisdiction with which such recipient has a present or former connection (other than on account of the execution, delivery, performance, filing, recording and enforcement of, and the other activities contemplated in, this Agreement).
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 11.13).
“Outstanding Amount” means (a) with respect to Committed Loans on any date, the sum of the US Dollar Equivalents of the outstanding principal amounts thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date, (b) with respect to Bid Loans on any date, the sum of the US Dollar Equivalents of the outstanding principal amounts thereof after giving effect to any borrowings and prepayments or repayments of such Bid Loans occurring on such date, and (c) with respect to any L/C Obligations on any date, the sum of the US Dollar Equivalents of the outstanding amounts of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the NYFRB Rate, and (b) with respect to any amount denominated in an Alternative Currency or a Discretionary Alternative Currency, an overnight rate reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(e).
“Participant Register” has the meaning specified in Section 11.06(e).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning specified in Section 11.21.

“Payment Notice” has the meaning specified in Section 11.21.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate has an obligation to contribute.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that have not yet been paid (to the extent such non-payment does not violate Section 6.03) or that are being contested in compliance with Section 6.03 and Liens for unpaid utility charges;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.03;
(c)    pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or retirement benefits laws, to secure liability to insurance carriers under insurance of self-insurance arrangements or regulations or employment laws or to secure other public, statutory or regulatory regulations;
(d)    pledges and deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, customer deposit and advances, company credit cards, travel cards and other employee credit card programs, surety, customs and appeal bonds, performance and completion bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens to secure letters of credit or bank guarantees supporting any of the foregoing;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h) or Liens securing appeal or surety bonds related to such judgments;
(f)     easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries, taken as a whole;
(g)    leases, licenses, subleases or sublicenses granted (i) to others not adversely interfering in any material respect with the business of the Borrower and its Subsidiaries as conducted at the time granted, taken as a whole, (ii) between or among any of the Loan Parties or any of their Subsidiaries or (iii) granted to other Persons and permitted under Section 7.04;
(h)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(i)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;
(k)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(l)    any interest or title of a landlord, lessor or sublessor under any lease of real estate or any Lien affecting solely the interest of the landlord, lessor or sublessor;
(m)    purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings relating to operating leases of personal property entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(n)    any interest or title of a licensor under any license or sublicense entered into by the Borrower or any Subsidiary as a licensee or sublicensee (i) existing on the Effective Date or (ii) in the ordinary course of its business; and
(o)    with respect to any real property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such real property; and
(p)    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prepayment Notice” means a notice of a prepayment of any Committed Borrowing pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit F.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Acquisition” means any Acquisition consummated after the Effective Date that (a) involves the payment of non-contingent consideration in excess of $200,000,000 (or any two Acquisitions occurring in the same 12-month period involving the payment of non-contingent consideration in excess of $200,000,000 in the aggregate) and (b) has been designated by the Borrower as a “Qualified Acquisition” by written notice to the Administrative Agent.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.20.
“Reference Time” has the meaning specified in Section 2.17(g).
“Register” has the meaning specified in Section 11.06(d).
~~“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.~~
“Related Indemnified Parties” means, with respect to any Indemnitee, (a) any controlling Person or controlled Affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (c) the respective Agent of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or any other Loan Document.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agent or advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” has the meaning specified in Section 2.17(g).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived under Section 4043 of ERISA.

“Request for Credit Extension” means (a) with respect to a borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the sum of the aggregate unused Commitments and the aggregate principal amount of the Total Outstandings (excluding any portion thereof attributable to Bid Loans; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 8.02, and for all purposes after the Loans have become due and payable pursuant to Section 8.02 or all the Commitments have expired or terminated, any portion thereof attributable to Bid Loans shall be included) (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, a director, the chief financial officer, the treasurer, the chief legal officer, the chief accounting officer, any vice president or any other duly authorized signatory of such Person (or, in the case of any Person that is partnership, of the general partner of such Person); provided that, when such term is used in reference to any document executed by, or certification of, a Responsible Officer, the secretary or assistant secretary or other duly authorized signatory of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option or warrant to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) with respect to any ~~Eurocurrency Rate~~Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in ~~London, or in~~ the place of disbursement or payment, for the settlement of international banking transactions in the relevant Alternative Currency and (c) with respect to disbursements and payments in a Discretionary Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in ~~London, or in~~ the place of disbursement or payment, for the settlement of international banking transactions in the relevant Discretionary Alternative Currency.
“Sanctioned Country” means, at any time, a country, region or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country, region or territory.
“Sanctioned Person” means, at any time, (a) any Person whose name appears on the list of Specially Designated Nationals and Blocked Persons or on any other similar list of designated Persons published by OFAC, the United States Department of State, the United States Department of the Treasury or the United States Department of Commerce, (b) any Person listed in any Sanctions-related list of designated Persons maintained by ~~Her~~His Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, (c) any Person located, organized or resident in a Sanctioned Country, (d) any Person subject to Sanctions by reason of a relationship of ownership or control with any such Person or Persons identified in clauses (a) or (b) above or (e) any Person otherwise the subject of Sanctions.
“Sanctions” means any economic or financial sanctions or trade embargoes administered or enforced by the United States federal government (including OFAC, the United States Department of State, the United States Department of the Treasury and the United States Department of Commerce), ~~Her~~His Majesty’s Treasury of the United Kingdom, the European Union or any EU member state in which the Borrower or a Subsidiary is organized or operates.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by the Borrower with the SEC or furnished by the Borrower to the SEC pursuant to the Securities Exchange Act.

“Securities Act” means the Securities Act of 1933.
“Securities Exchange Act” means the Securities Exchange Act of 1934.
“SOFR” has the meaning specified in Section 2.17(g).
“SOFR Administrator” has the meaning specified in Section 2.17(g).
“SOFR Administrator’s Website” has the meaning specified in Section 2.17(g).
“SOFR Rate Day” has the meaning specified in Section 2.17(g).
“Special Notice Currency” means, at any time, an Alternative Currency or a Discretionary Alternative Currency that is not the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
~~“Specified Time” means, with respect to any Eurocurrency Rate Borrowing, 11:00 a.m., London time.~~
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) that is, at the time any determination is made, otherwise Controlled, by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means (a) Incyte Holdings Corporation and (b) each other Subsidiary of the Borrower that, after the Effective Date, becomes a party to this Agreement as a “Guarantor”, either pursuant to Section 7.03 or Section 9.11.
“Supported QFC” has the meaning specified in Section 11.20.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options,

forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.
“Term Benchmark Loan” means a Loan that bears interest by reference to the Adjusted Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable

Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such Term SOFR Determination Day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Trade Date” has the meaning specified in Section 11.06(h)(i).
“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan ~~or~~, a ~~Eurocurrency Rate~~Term Benchmark Loan or an RFR Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practice for Documentary Credits” published by the International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(ii).
“Unused Commitment Fees” has the meaning specified in Section 2.09(a).
“US Dollar” and “$” mean lawful money of the United States.

“US Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency or any Discretionary Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent pursuant to Section 1.04 on the basis of the Exchange Rate (determined as of the most recent applicable Revaluation Date) with respect to such Alternative Currency or such Discretionary Alternative Currency in effect for such amount on such date.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning specified in Section 11.20.
“Voidable Transfer” has the meaning specified in Section 9.10.
“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all the Equity Interests of which (except for directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Law) are, at the time any determination is being made, owned, Controlled or held by such Person and/or one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)     The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “will” will be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, will be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c )     Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03     Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP; provided that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) for purposes of determining compliance with any covenant (including the computation of any financial covenant, but excluding compliance with Section 6.01) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 shall be disregarded and (ii) treatment of operating leases shall be subject to the proviso set forth in the definition of “Capital Lease Obligations”.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the

Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c ) Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter of the Borrower for which financial statements shall have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, prior to the first such delivery, ending with the most recent fiscal quarter referred to in Section 5.05(a)), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and, in the case of any Material Acquisition, any related cost savings, operating expense reductions and synergies which (i) are calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (ii) are implemented, committed to be implemented, the commencement of implementation of which has begun or is reasonably expected to be implemented in good faith by the business that was the subject of any such Material Acquisition within eighteen (18) months of the date of such Material Acquisition and that are factually supportable and quantifiable and expected to have a continuing impact, as if, in the case of each of clauses (i) and (ii), all such cost savings, operating expense reductions and synergies had been effected as of the beginning of such period, decreased by any recurring incremental expenses incurred or to be incurred during such period in order to achieve such cost savings, operating expense reductions and synergies. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness).

Section 1.04 Exchange Rates; US Dollar Equivalents.    The Administrative Agent will determine, for each Loan or L/C Obligation denominated in an Alternative Currency or a Discretionary Alternative Currency, as of each applicable Revaluation Date, the Exchange Rate to be used for calculating the US Dollar Equivalent amount thereof. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in determining the US Dollar Equivalent of such Loan or L/C Obligation until the next Revaluation Date to occur in respect of such Loan or L/C Obligation. The Administrative Agent shall notify the Borrower, the Lenders and the applicable L/C Issuer of each determination of the US Dollar Equivalent of each Loan and each L/C Obligation.

Section 1.05 Additional Alternative Currencies. (a) The Borrower may from time to time request that ~~Eurocurrency Rate~~ Committed Loans be made and/or Letters of Credit be issued in a currency other US Dollars; provided that such requested currency is freely available, freely transferable and freely convertible into US Dollars; provided further that (i) in the case of any such request with respect to the making of ~~Eurocurrency Rate~~ Committed Loans, such request will be subject to the approval of the Administrative Agent and each Lender and (ii) in the case of any such request with respect to Letters of

Credit, such request will be subject to the approval of the Administrative Agent and, as to Letters of Credit to be issued by such L/C Issuer, each L/C Issuer.

(b) Any such request will be made to the Administrative Agent not later than 10:00 a.m., New York City time, twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to ~~Eurocurrency Rate~~ Committed Loans, the Administrative Agent will promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent will promptly notify each L/C Issuer thereof. Each Lender (in the case of any such request pertaining to ~~Eurocurrency Rate~~ Committed Loans) or each L/C Issuer (in the case of any such request pertaining to Letters of Credit) will notify the Administrative Agent, not later than 10:00 a.m., New York City time, ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency Rate~~ Committed Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by a Lender or an L/C Issuer to respond to such request within the time period specified in the preceding sentence will be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit ~~Eurocurrency Rate~~ Committed Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making ~~Eurocurrency Rate~~ Committed Loans in such requested currency, the Administrative Agent will so notify the Borrower and such currency will thereupon be deemed to be an “Alternative Currency” hereunder for purposes of any ~~Eurocurrency Rate~~ Committed Loans; and if the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent will so notify the Borrower and such currency will thereupon be deemed for all purposes to be an “Alternative Currency” hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent will promptly so notify the Borrower.
Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time will be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the US Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.08 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.09    Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (the “FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and (c) immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR~~a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.17(b) ~~and Section 2.17(c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.17(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~LIBOR or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.17(b) or Section 2.17(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.17(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~LIBOR~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate ~~with respect to Eurodollar Loans~~used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in US Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (a) the Total Outstandings exceeding the Aggregate Commitments, (b) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations exceeding such Lender’s Commitment or (c) the aggregate Outstanding Amount of all Committed Loans, all Bid Loans and all L/C Obligations denominated in Alternative Currencies or Discretionary Alternative Currencies exceeding the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Subject to Section 2.17, Committed Loans denominated in US Dollars may be Base Rate Loans or ~~Eurocurrency Rate Loans, and Committed Loans denominated in any Alternative Currency may only be Eurocurrency Rate~~Term Benchmark Loans, all as further provided herein.
Section 2.02    Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of any Committed Borrowing denominated in US Dollars from one Type to the other, and each continuation of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing will be made upon the Borrower’s notice to the Administrative Agent, which must be given by hand delivery, fax or e-mail to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower; provided that, subject to Section 3.05, a Committed Loan Notice requesting a borrowing of Committed Loans may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such Committed Loan Notice may be revoked by the Borrower (by notice to the Administrative Agent prior to the time specified herein for the funding by the Lenders of the applicable Committed Borrowing) if such condition is not satisfied. Each such written Committed Loan Notice must be received by the Administrative Agent (i) not later than 12:00 noon, Local Time, three (3) U.S Government Securities Business Days prior to the requested date of any Committed Borrowing of, or conversion to or continuation of, ~~Eurocurrency Rate~~Term Benchmark Committed Loans denominated in US Dollars, (ii) not later than 12:00 noon, Local Time, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Committed Borrowing of, or conversion to or continuation of, ~~Eurocurrency Rate~~ Committed Loans denominated in any Alternative Currency, ~~and~~ (iii) not later than 1:00 p.m., Local Time, on the requested date of any Borrowing of, or conversion to, Base Rate Committed Loans~~; provided that if the Borrower wishes to request Eurocurrency Rate~~, and (iv) solely to the extent that a Committed Borrowing ~~having an Interest Period other than one, two, three or~~

~~six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent~~of RFR Committed Loans denominated in US Dollars is being made available to the Borrower pursuant to the terms and conditions of Section 2.17, not later than 12:00 noon, Local Time, ~~(A) four (4)~~three (3) U.S Government Securities Business Days prior to the requested date of ~~such~~any Committed Borrowing of~~, conversion to or continuation of, Eurocurrency Rate~~ RFR Committed Loans denominated in US Dollars~~, or (B) five (5) Business Days (or six (6) Business Days in the case of a Special Notice Currency) prior to the requested date of such Committed Borrowing, or conversion to or continuation of, Eurocurrency Rate Committed Loans denominated in any Alternative Currency, whereupon the Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, Local Time, (x) three (3) Business Days before the requested date of such Committed Borrowing of, or conversion to or continuation of, Eurocurrency Rate Committed Loans denominated in US Dollars, or (y) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of such Committed Borrowing of, or conversion to or continuation of, Eurocurrency Rate Committed Loans denominated in any Alternative Currency, the Administrative Agent will notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.~~ .
Each Committed Loan shall be made as part of a Committed Borrowing consisting of Committed Loans of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Commitments. Each Committed Borrowing initially shall be of the Type specified in the applicable Committed Loan Notice and, in the case of a ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, each Committed Borrowing shall have an initial Interest Period as specified in such applicable Committed Loan Notice or as otherwise provided in this Section 2.02. Thereafter, the Borrower may elect to convert such Committed Borrowing denominated in US Dollars to a Committed Borrowing of a different Type or to continue such ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing and, in the case of a ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.02. The Borrower may elect different conversion or continuation options with respect to different portions of the affected Committed Borrowing (and all references herein to conversion or continuation of a Committed Borrowing shall be understood to include any such election of different options with respect thereto), in which case each such portion shall be allocated ratably among the Lenders holding the Committed Loans comprising such Committed Borrowing, and the Committed Loans comprising each such portion shall be considered a separate Committed Borrowing. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to convert any Borrowing to a Borrowing of a Type not available under such Borrowing.
At the commencement of each Interest Period for any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, such Committed Borrowing shall be in a principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing that results from a continuation of an outstanding ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Committed Borrowing is made, such Committed Borrowing shall be in a principal amount that is an integral multiple of the Borrowing Multiple; provided that a Base Rate Committed Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments.
Each Committed Loan Notice will specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of any Committed Borrowing denominated in US Dollars from one Type to the other, or a continuation of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, (ii) the requested date of such Committed Borrowing, conversion or continuation, as the case may be (which shall be a U.S. Government Securities Business Day), (iii) the aggregate principal amount and currency of Committed Loans to be borrowed or the existing Committed Borrowing that is to be converted or continued (and, if different conversion or continuation options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Committed Borrowing), (iv) the Type of each requested resulting Committed Borrowing, (v) the duration of the Interest Period with respect to each requested resulting ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing and (vi) if applicable, the location and number of the account to which funds are to be disbursed (which shall be an account of the Borrower or another account reasonably acceptable to the Administrative Agent and shall be located in New York City or another jurisdiction reasonably acceptable to the Administrative Agent). If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Committed Borrowing, then the Committed Loans so requested will be made in US Dollars. If the Borrower fails to specify a Type of the requested Committed Loans denominated in US Dollars in a Committed Loan Notice, then the applicable Committed Loans will be made as Base Rate Loans. If the Borrower fails to give timely notice requesting a conversion or continuation of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing, such ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing will be continued with an Interest Period of one month and in its original currency. If the Borrower requests a Committed Borrowing of, or conversion to or continuation of, ~~Eurocurrency Rate~~Term Benchmark Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent will promptly notify each Lender of the details thereof and of the amount (and currency) of its Applicable Percentage of each resulting Committed Borrowing. In the case of a Committed Loan Notice requesting the making of a Committed Borrowing, each Lender will make the amount of its Committed Loan to be made as part of such Committed Borrowing available to the Administrative Agent, in Same Day Funds for the applicable currency by wire transfer to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 1:00 p.m., Local Time (2:00 p.m., Local Time, in the case of any Base Rate Committed Loan), in the case of any Committed Loan denominated in US Dollars, and not later than the Applicable Time in the case of any Committed Loan denominated in an Alternative Currency, in each case on the date of such Committed Borrowing specified in the applicable Committed Loan Notice. The Administrative Agent will make such Committed Loans available to the Borrower by remitting the amounts so received, in Same Day Funds for the applicable currency by wire transfer to the account of the Borrower specified in the applicable Committed Loan Notice, not later than 2:00 p.m., Local Time (3:00 p.m., Local Time, in the case of any Base Rate Committed Borrowing), on the same Business Day such funds are so received by the Administrative Agent.

(c )    Notwithstanding anything in this Agreement to the contrary, during the existence of an Event of Default and unless otherwise agreed by the Required Lenders, (i) no Committed Borrowing denominated in US Dollars may be converted to or continued as ~~Eurocurrency Rate~~a Term Benchmark Committed Borrowing and (ii) ~~no Eurocurrency Rate Committed Borrowing denominated in an Alternative Currency may be converted to or continued as a Committed Borrowing with an Interest Period of other than one month’s duration, in each case, without the consent of the Required Lenders.~~unless repaid, (A) each Term Benchmark Borrowing and (B) each RFR Borrowing shall be converted to a Base Rate Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof.
(d)     The applicable Base Rate ~~or Eurocurrency Rate~~, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent will notify the Borrower and the Lenders of the ~~Eurocurrency~~Term SOFR Rate applicable to any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing for any Interest Period promptly upon determination thereof. At any time that Base Rate Committed Loans are outstanding, the Administrative Agent will notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    Notwithstanding anything in this Agreement to the contrary, after giving effect to all Committed Borrowings, all conversions of Committed Borrowings denominated in US Dollars from one Type to the other, and all continuations of ~~Eurocurrency Rate~~Term Benchmark Committed Borrowings, there will not be more than ten (10) Interest Periods (or such greater number as may be agreed to by the Administrative Agent) in effect with respect to ~~Eurocurrency Rate~~Term Benchmark Committed Loans.
Section 2.03    Bid Loans. (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans in a Discretionary Alternative Currency (each such loan, a “Bid Loan”) to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of all Bid Loans, all Committed Loans and all L/C Obligations denominated in Alternative Currencies or Discretionary Alternative Currencies shall not exceed the Alternative Currency Sublimit. There shall not be more than ten (10) different Interest Periods in effect with respect to Bid Loans at any time.
(b)     Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by hand delivery, fax or e-mail of a Bid Request, appropriately completed and signed by a Responsible Officer of the Borrower, to the Administrative Agent not later than 12:00 noon, Local Time, five (5) Business Days prior to the requested date of any Bid Borrowing (or six (6) Business Days in the case of any Special Notice Currency). Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which shall be an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum), (iii) the Type and currency of Bid Loans requested, (iv) the duration of the Interest Period with respect thereto and (v) the requested Discretionary Alternative Currency. No Bid Request shall contain a request for (A) more than one Type or currency of Bid Loan or (B) Bid Loans having more than three different Interest Periods. Bid Loans may only be Absolute Rate Loans. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior 30 days.
(c )    Submitting Competitive Bids. (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.
(1)Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 11:30 a.m., Local Time, four (4) Business Days prior to the requested date of any Bid Borrowing (or five (5) Business Days in the case of any Special Notice Currency); provided, however, that any Competitive Bid submitted by JPMCB in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 11:15 a.m., Local Time, on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing, (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested, (C) the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto, (D) that such bidding Lender may advance the Bid Borrowing in the proposed Discretionary Alternative Currency and (E) the identity of the bidding Lender.
(2)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
(3)Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)     Notice to the Borrower of Competitive Bids. Not later than 12:00 noon, Local Time, four (4) Business Days prior to the requested date of any Bid Borrowing (or five (5) Business Days in the case of any Special Notice Currency), the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
(e)     Acceptance of Competitive Bids. Not later than 12:30 p.m., Local Time, four (4) Business Days prior to the requested date of any Bid Borrowing (or five (5) Business Days in the case of any Special Notice Currency), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:
(1)the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
(2)the principal amount of each Bid Loan must be an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum;
(3)the acceptance of offers may be made only on the basis of ascending Absolute Rates within each Interest Period; and
(4)the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)    Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of the Borrowing Multiple.
(g)     Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.
(h)    [Intentionally Omitted].
(i)    Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in Same Day Funds for the applicable Discretionary Alternative Currency by wire transfer to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 2:00 p.m., Local Time, on the date of the requested Bid Borrowing. The Administrative Agent shall make all funds so received available to the Borrower in Same Day Funds for the applicable Discretionary Alternative Currency by wire transfer to the account of the Borrower specified by it to the Administrative Agent (which account shall be located in a jurisdiction reasonably acceptable to the Administrative Agent) not later than 3:00 p.m., Local Time, on the date of the requested Bid Borrowing.
(j)    Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
Section 2.04    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in US Dollars or in one or more Alternative Currencies (but in the case of any Alternative Currency, only if such Alternative Currency shall have been approved by such L/C Issuer as provided in Section 1.05) for the account of the Borrower or, so long as the Borrower is a joint and several co-applicant with respect thereto, any other Subsidiary of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor complying drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (A) the Total Outstandings shall not exceed the Aggregate Commitments, (B) the aggregate Outstanding Amount of all Bid Loans, all Committed Loans and all L/C Obligations denominated in Alternative Currencies or Discretionary Alternative Currencies shall not exceed the Alternative Currency Sublimit, (C) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, (D) the Outstanding Amount of the L/C Obligations attributable to Letters of Credit issued by any L/C Issuer will not exceed the Letter of Credit Commitment of such L/C Issuer and (E) the Outstanding Amount of the L/C Obligations shall not exceed the total Letter of Credit Commitments. Each request by the Borrower for any L/C Credit Extension will be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the ability to obtain Letters of Credit will be fully revolving, and accordingly, during the foregoing period, Letters of Credit may be obtained to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii) No L/C Issuer will issue any Letter of Credit (other than an Existing Letter of Credit) if:
(a)subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension thereof, unless the Required Lenders have approved such expiry date, such Letter of Credit is Cash Collateralized or a back-stop letter of credit issued by a bank or financial institution reasonably acceptable to the Administrative Agent and the applicable L/C Issuer is provided therefor; or
(b)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii)    No L/C Issuer will be under any obligation to issue any Letter of Credit if:
(a)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;
(b)the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit issued to customers of such L/C Issuer that are similarly situated to the Borrower;
(c)except as otherwise agreed by the Administrative Agent and such
L/C Issuer, the Letter of Credit is in an initial stated amount the US Dollar Equivalent of which is less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;
(d)such Letter of Credit is to be denominated in a currency other than US Dollars or an Alternative Currency that has been approved by such L/C Issuer as provided in Section 1.05;
(e)such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; provided that such currency is not US Dollars;
(f)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(g)such Letter of Credit is not of the type approved for issuance by such L/C Issuer (with each L/C Issuer acknowledging that standby Letters of Credit are of the type approved for issuance by such L/C Issuer).
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)     No L/C Issuer will be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer will act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer will have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to any L/C Issuer.
(b)     Procedures for Issuance and Amendment of Letters of Credit; AutoExtension Letters of Credit; Expiration Date. (i) Each Letter of Credit will be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower and, if applicable, any Subsidiary of the Borrower that is a co-applicant with respect thereto. In the event of an inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, the terms and conditions of this Agreement shall control. Such Letter of Credit Application must be received by hand delivery, e-mail or fax by the applicable L/C Issuer and the Administrative Agent not later than 3:00 p.m., Local Time, at least two (2) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount and currency (which shall be US Dollars or, subject to Section 2.04(a)(iii)(D), an Alternative Currency) thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended, (B) the proposed date of amendment thereof (which shall be a Business Day), (C) the nature of the proposed amendment and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrower will furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing by hand delivery, fax or e-mail) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Required Lenders, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 will not then be satisfied (or waived), then, subject to the terms and conditions hereof, the applicable L/C Issuer will, on the requested date, issue a Letter of Credit for the account of the Borrower and, if applicable, any Subsidiary of the Borrower that is a co-applicant with respect thereto, or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without further action on the part of the applicable L/C Issuer or the Lenders, the applicable L/C Issuer hereby grants to each Lender, and each Lender hereby irrevocably and unconditionally acquires from the applicable L/C Issuer, a risk participation in such Letter of Credit in an amount equal to such Lender’s Applicable Percentage of the amount available to be drawn under such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower will not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders will be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer will not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received written notice (by hand delivery, fax or e-mail) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or waived), and in each such case directing the applicable L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Borrower will promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower will be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(c )    Drawings and Reimbursements; Funding of Participations. (i) On the Effective Date and without further action by any party hereto, each L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from each L/C Issuer, a participation in each Existing Letter of Credit equal to such Lender’s Applicable Percentage of (A) the aggregate amount available to be drawn thereunder and (B) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations otherwise granted under this Section 2.04(c).
(ii)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer will notify the Borrower and the Administrative Agent promptly thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower will reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in US Dollars, or (B) in the absence of any such requirement for reimbursement in US Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer will notify the Borrower of the US Dollar Equivalent (which, solely for such purpose, shall be determined by the applicable L/C Issuer on the basis of the Exchange Rate determined by it as of the date of the applicable drawing) of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m., Local Time, on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in US Dollars, or not later than the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower will reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (or, if notice of payment is delivered to the Borrower after 11:00 a.m., Local Time, on the Honor Date, the next Business Day). If the Borrower fails so to reimburse the applicable L/C Issuer by such time, the applicable L/C Issuer will promptly notify the Administrative Agent thereof, whereupon the Administrative Agent will promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, (x) in the case of a drawing under a Letter of Credit denominated in an Alternative Currency, automatically and with no further action, the obligation of the Borrower to reimburse such drawing shall be permanently converted into an obligation to reimburse the Unreimbursed Amount and (y) the Borrower will be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the limitations set forth in Section 2.01 and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice)), the proceeds of which will be used to satisfy the Borrower’s reimbursement obligations. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(ii) may be given by telephone if immediately confirmed in writing by hand delivery, fax or e-mail; provided that the lack of such an immediate confirmation will not affect the conclusiveness or binding effect of such notice. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable L/C Issuer or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in US Dollars, the Borrower shall pay the amount of any such Tax requested by the Administrative Agent, such L/C Issuer or such Lender.
(iii)    Each Lender will upon any notice from the Administrative Agent pursuant to Section 2.04(c)(ii) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent, for the account of the applicable L/C Issuer, in US Dollars in Same Day Funds by wire transfer to the account of the Administrative Agent most recently designated for such purpose by notice to the Lenders, in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to Section 2.04(c)(iv), each Lender that so makes funds available will be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent will remit the funds so received to the applicable L/C Issuer in US Dollars in Same Day Funds.
(iv)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower will be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing will be due and payable on demand (together with interest). In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(iii) will be deemed payment in respect of its participation in such L/C Borrowing and will constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
(v)     If any L/C Issuer shall make any disbursement under any Letter of Credit, then, unless the Borrower shall reimburse such disbursement in accordance with this Section 2.04(c) in full on the Honor Date thereof, each resulting L/C Borrowing shall bear interest, for each day from and including the Honor Date to the date of reimbursement thereof in full, at (A) in the case of any Letter of Credit denominated in US Dollars, the rate per annum then applicable to Base Rate Committed Loans and (B) in the case of any Letter of Credit denominated in any Alternative Currency, a rate perannum equal to the applicable Overnight Rate from time to time plus the Applicable Rate used to determine interest applicable to ~~Eurocurrency Rate~~Term Benchmark Committed Loans; provided that if the Borrower fails to reimburse such disbursement when due pursuant to this Section 2.04(c), from and including the date of such failure such L/C Borrowing shall, on the US Dollar Equivalent thereof, bear interest at the default rate specified in Section 2.08(b). Interest accrued pursuant to this Section 2.04(c)(v) shall be for the account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Lender of its applicable L/C Advance shall be for the account of such Lender to the extent of such L/C Advance, and shall be payable on demand.

(vi)    Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, any Loan Party, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the satisfaction of the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No L/C Advance will relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vii)     If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(iii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer will be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) will be conclusive absent manifest error.
(d)    Repayment of Participations. (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute such payment to such L/C Issuer and to such Lender ratably on the basis of the portion of such Unreimbursed Amount represented by such Lender’s L/C Advance (taking into account, in the case of interest payments, the period of time during which such Lender’s L/C Advance was outstanding) in the same currency, and in the same funds, as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(ii) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender will pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing will be absolute, unconditional and irrevocable, and will be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of:
(1)any lack of validity or enforceability of such Letter of Credit, this Agreement, any Letter of Credit Application or any other Loan Document, or any term or provision herein or therein;
(2)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(3)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(4)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(5)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any other Subsidiary or in the relevant currency markets generally; or
(6)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, a discharge of, or provide a right of setoff against, the Borrower or any other Subsidiary.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer will not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the applicable L/C Issuer will be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of its gross negligence, willful misconduct or bad faith, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and will not, preclude the Borrower and/or another Subsidiary of the Borrower, as applicable, from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the applicable L/C Issuer will be liable or responsible by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the matters described in clauses (i) through (v) of Section 2.04(e)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided, however, that anything in the foregoing to the contrary notwithstanding, the Borrower and/or another Subsidiary of the Borrower, as applicable, may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower or such other Subsidiary of the Borrower, to the extent, but only to the extent, of any direct (as opposed to special, punitive, consequential or exemplary) damages suffered by it and that it proves were caused by (x) such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (y) such L/C Issuer’s willful failure to pay or material breach in bad faith under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined by a court of competent jurisdiction in a final and nonappealable judgment. The parties hereto expressly agree that, in the absence of willful misconduct, gross negligence or bad faith on the part of an L/C Issuer (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The applicable L/C Issuer will not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit and those relating to payment of fees of correspondent banks in the case of Letters of Credit denominated in Alternative Currencies), (i) the rules of the ISP will apply to each standby Letter of Credit and (ii) the rules of the UCP will apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and each L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required under, or expressly authorized under the circumstances by, any applicable law, order, or practice that is required to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such L/C Issuer or the beneficiary of any Letter of Credit is located, the practice stated in the ISP or the UCP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade, Inc. (BAFT), or the Institute of International Banking Law & Practice, whether or not any such law or practice is applicable to any Letter of Credit.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, in accordance with their Applicable Percentages, in US Dollars, a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the US Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees pursuant to this Section 2.04(h) for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.15; provided, however, any Letter of Credit Fees not payable for the account of a Defaulting Lender pursuant to this sentence shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such Letter of Credit Fees, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the fifteenth day following the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or the applicable portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)Fronting Fees and Documentary and Processing Charges Payable to L/C Issuers. The Borrower will pay directly to each L/C Issuer for its own account, in US Dollars, a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum separately agreed in writing by the Borrower and such L/C Issuer, computed on the US Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fee shall be (i) due and payable on the fifteenth day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or the applicable portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.07. In addition, the Borrower will pay directly to each L/C Issuer for its own account, in US Dollars, the customary issuance, presentation, amendment, extension and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof will control.
(k)    Reporting. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such L/C Issuer issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the currencies and amounts of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), it being agreed that such L/C Issuer shall not effect any issuance, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such issuance, extension or increase would not result in any limit referred to in Section 2.04(a)(i)(A), (B) or (C) being exceeded, (ii) on each Business Day on which such L/C Issuer makes any disbursement in respect of a Letter of Credit drawing, the date, currency and amount of such disbursement, (iii) on any Business Day on which a Borrower fails to reimburse a Letter of Credit drawing required to be reimbursed to such L/C Issuer on such day, the date of such failure and the currency and amount of such Letter of Credit drawing and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.
(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any other Subsidiary of the Borrower, or states that a Subsidiary is the “account party”, “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit (and the Borrower hereby irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of the obligations of any such Subsidiary in respect of any such Letter of Credit). The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any other Subsidiary of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 2.05    Prepayments. (a) The Borrower may, by hand delivery, fax or e-mail of a Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, to the Administrative Agent, at any time or from time to time voluntarily prepay any Committed Borrowing in whole or in part, without premium or penalty; provided that (i) such Prepayment Notice must be received by the Administrative Agent not later than 11:00 a.m., Local Time, (A) three (3) Business Days prior to any date of prepayment of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing denominated in US Dollars (or such shorter period of time as may be agreed to by the Administrative Agent), (B) five (5) Business Days prior to any date of prepayment of any RFR Committed Borrowing denominated in US Dollars, (C) four (4) Business Days (or five (5) Business Days, in the case of prepayment of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing denominated in Special Notice Currencies) (or such shorter period of time as may be agreed to by the Administrative Agent) prior to the date of prepayment of any ~~Eurocurrency Rate~~Term Benchmark Committed Borrowing denominated in Alternative Currencies, and (C) on the date of prepayment of any Base Rate Committed Borrowing and (ii) any prepayment of Committed Loans must be in an aggregate amount that is an integral multiple of the

Borrowing Multiple and not less than the Borrowing Minimum for the applicable currency or, in each case, if less, the entire principal amount thereof then outstanding.
Each Prepayment Notice shall specify the prepayment date, the Committed Borrowing or Committed Borrowings to be prepaid and the principal amount of each Committed Borrowing or portion thereof to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each Prepayment Notice, and of the amount of such Lender’s Applicable Percentage of such prepayment of any Committed Borrowing. If a Prepayment Notice is given by the Borrower, it will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein; provided that, subject to Section 3.05, such Prepayment Notice may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such Prepayment Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied and, in the case of such revocation, the Borrower shall not be required to make such prepayment and such prepayment amount shall cease to be due and payable. Any prepayment of a Committed Loan shall, to the extent required by Section 2.08(d), be accompanied by all accrued interest on the amount prepaid and, in the case of any prepayment of ~~Eurocurrency Rate~~Term Benchmark Committed Loans on any day other than on the last day of the Interest Period applicable thereto, shall be subject to Section 3.05. Each prepayment of a Committed Borrowing shall be applied ratably to the Committed Loans comprising the prepaid Committed Borrowing.
(b)    No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
(c )    If the Administrative Agent notifies the Borrower at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, no later than the next Business Day after receipt of such notice, the Borrower shall prepay Committed Borrowings (and, if no Committed Borrowings are outstanding, shall deposit Cash Collateral in respect of L/C Obligations) in an aggregate amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the Total Outstandings (less the US Dollar Equivalent of Bid Loans then outstanding).
(d)     If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans and all Letters of Credit denominated in an Alternative Currency or a Discretionary Alternative Currency at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall prepay Committed Borrowings denominated in an Alternative Currency (and, if no Committed Borrowings denominated in an Alternative Currency are outstanding, shall deposit Cash Collateral in respect of Letters of Credit denominated in an Alternative Currency) in an aggregate amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the sum of the Outstanding Amount of such Committed Borrowings and the Outstanding Amount of the L/C Obligations in respect of such Letters of Credit.
Section 2.06    Termination or Reduction of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. The Borrower may, upon written notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, three (3) Business Days prior to the date of termination or reduction (or such shorter period of time as may be agreed to by the Administrative Agent), (b) any such partial reduction will be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Borrower will not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Outstanding Amount of the Committed Loans of any Lender, plus the Outstanding Amount of such Lender’s Bid Loans plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations would exceed its Commitment or (B) the Total Outstandings would exceed the Aggregate Commitments, unless, in each of cases (A) and (B), the Total Outstandings consist solely of the Outstanding Amount of L/C Obligations and the Borrower has concurrently Cash Collateralized the Outstanding Amount of L/C Obligations and (d) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit or the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall automatically be reduced by the amount of such excess. Each notice delivered by the Borrower pursuant to this Section 2.06 shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to the specified date of termination) if such condition is not satisfied and, in the case of such revocation, such termination will not be effective. Promptly following receipt of any notice pursuant to Section 2.06, the Administrative Agent will notify the Lenders of the details thereof. Any partial reduction of the Aggregate Commitments will be applied to the Commitment of each Lender according to its Applicable Percentage. Any termination or reduction of the Commitments shall be permanent. All Unused Commitment Fees accrued through the date of any termination or reduction of the Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be payable on the date of such termination or reduction. Except as otherwise set forth above, the amount of any such Aggregate Commitment reduction will not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower.
Section 2.07    Repayment of Loans. (a) The Borrower will repay to the Administrative Agent, for the account of the Lenders, on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.
(b)    The Borrower shall repay to the Administrative Agent, for the account of the applicable Bid Loan Lender, each Bid Loan on the last day of the Interest Period in respect thereof.
Section 2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each ~~Eurocurrency Rate~~Term Benchmark Committed Loan denominated in US Dollars will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted ~~Eurocurrency~~Term SOFR Rate for such Interest Period plus the Applicable Rate, (ii) each ~~Eurocurrency Rate Committed Loan denominated in an Alternative Currency will~~RFR Loan shall bear interest ~~on the outstanding principal amount thereof for each Interest Period~~ at a rate per annum equal to the ~~Eurocurrency Rate for such Interest Period~~Adjusted Daily Simple SOFR plus the Applicable Rate, (iii) each Base Rate Committed Loan will bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum determined in accordance with Section 2.03.

(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount (including any Unreimbursed Amount) payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.08(a) or (ii) in the case of any other amount, (A) in the case of any such amount denominated in US Dollars, 2.00% per annum plus the rate applicable to Base Rate Committed Loans as provided in Section 2.08(a) and (B) in the case of any such amount denominated in any other currency, 2.00% per annum plus the Overnight Rate for such currency plus the Applicable Rate for ~~Eurocurrency Rate~~Term Benchmark Committed Loans.
(c)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto, at such other times as may be specified herein and upon termination of the Aggregate Commitments; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Committed Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any ~~Eurocurrency Rate~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated. Interest hereunder will be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)    Notwithstanding the foregoing, all “Eurocurrency Rate Loans” (as defined in this Agreement immediately prior to giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) outstanding as of the Amendment No. 1 Effective Date shall remain Eurocurrency Rate Loans outstanding under this Agreement (upon giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to Term Benchmark Loans with an Interest Period of one (1) month (the “SOFR Conversion”).  Subject to the SOFR Conversion, all other terms and conditions set forth in this Agreement with respect to Term Benchmark Loans shall apply to such “Eurocurrency Rate Loans” referred to in the first sentence of this clause (e), mutatis mutandis.
Section 2.09    Fees. In addition to certain fees described in Sections 2.04(h) and 2.04(i):
(a)    Unused Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender (subject to Section 2.16, in the case of any Defaulting Lender), an unused commitment fee (collectively, the “Unused Commitment Fees”) in US Dollars equal to the Applicable Rate times the actual daily amount by which the Commitment of such Lender exceeds the sum of the Outstanding Amount of all the Committed Loans of such Lender and its Applicable Percentage of the Outstanding Amount of all the L/C Obligations. The Unused Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the fifteenth day following the last day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The Unused Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b) Other Fees. The Borrower will pay to the Arrangers and the Administrative Agent, for their own respective accounts, in US Dollars, fees in the amounts and at the times separately agreed in writing by the Borrower and the Arrangers or the Administrative Agent, as the case may be.
(c)    General. All fees payable hereunder shall be paid on the dates due, in US Dollars in immediately available funds, to the Administrative Agent (or to the Arrangers or the applicable L/C Issuer, in the case of fees payable to it) for distribution, in the case of Unused Commitment Fees and Letter of Credit Fees, to the Lenders entitled thereto. All fees will be fully earned when paid and will not be refundable for any reason whatsoever.
Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans only at times when the Base Rate is determined by reference to the Prime Rate and for any Alternative Currency Loan ~~(or any other~~denominated in a currency with respect to which it is customary to compute interest on the basis of a year of 365 (or 366 days~~, as the case may be~~ in a leap year) will be made on the basis of a year of 365 ~~or, solely in the case of such Base Rate Loans (or any such other currency),~~(or 366 days~~, as the case may be, and actual days elapsed~~ in a leap year). All other computations of fees and interest will be made on the basis of a 360-day year ~~and actual days elapsed~~ (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies and Discretionary Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice, as expressly agreed by the Borrower and the Administrative Agent. In each case interest shall be payable for the actual number of days elapsed. Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.12(a), bear interest for one day. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Each determination by the Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.
Section 2.11    Evidence of Debt. (a) The Credit Extensions made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Administrative Agent will provide to the Borrower, upon their request, a statement of Loans, payments and other transactions pursuant to this Agreement. Such statement will be deemed correct, accurate, and binding on the Borrower (except for corrections and errors discovered by the Administrative Agent), unless the Borrower notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower will execute and deliver to such Lender (through the Administrative Agent) a Note, which will evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent will maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error.
Section 2.12    Payments Generally; ~~Agent’~~Agent’s Clawback. (a) General. All payments to be made by the Borrower will be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein (including the next succeeding sentence), all payments by the Borrower hereunder will be made to the Administrative Agent, for the account of the Lenders to which such payments are due, except that (i) payments pursuant to 3.01, 3.04, 3.05 and 11.04 shall be made directly to the Persons entitled thereto, and payments to be made directly to an L/C Issuer as expressly provided herein shall be so made, in each case in US Dollars and in Same Day Funds not later than 1:00 p.m., Local Time, on the date specified herein and (ii) all other payments under each Loan Document (including all fees) shall be made in US Dollars. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or a Discretionary Alternative Currency or on Loans denominated in US Dollars that are ~~Eurocurrency Rate~~Term Benchmark Loans will be made to the Administrative Agent, for the account of the Lenders to which such payments are due, in the currency of the applicable Loan in Same Day Funds, not later than 1:00 p.m., Local Time (or, in the case of Loans denominated in any Discretionary Alternative Currency, not later than the Applicable Time) on the dates specified herein. All such payments to the Administrative Agent shall be made to such account as may be specified by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency or a Discretionary Alternative Currency, it will make such payment in US Dollars in the US Dollar Equivalent of the Alternative Currency or the Discretionary Alternative Currency payment amount. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments received by the Administrative Agent (A) after 1:00 p.m., Local Time, in the case of payments in US Dollars or an Alternative Currency, or (B)

after the Applicable Time in the case of payments in a Discretionary Alternative Currency will, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue. If any payment to be made by the Borrower will come due on a day that is not a Business Day, payment will be made on the next following Business Day, except (x) as otherwise set forth in the definition of “Interest Period” or “Maturity Date”, (y) that no payment will extend past the end of the Availability Period or (z) as otherwise agreed between the Borrower and Bid Loan Lender with respect to a Bid Loan, and such extension of time will be reflected in computing interest or fees, as the case may be.
(b)    Funding by Lenders; Presumption by the Administrative Agent. (i) Unless the Administrative Agent will have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, (x) if denominated in US Dollars, the interest rate applicable to Base Rate Committed Loans and (y) if denominated in an Alternative Currency, the interest rate applicable to the subject Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent will promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid will constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower will be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent will have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(iii)    A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) will be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. In the event that any Lender made available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied (or waived in accordance with Section 11.01), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)     Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
Section 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or such participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion will (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Committed Loans and such participations held by them; provided that:
(1)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(2)the provisions of this Section 2.13 will not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including the application of funds arising from the existence of a Defaulting Lender, (B) the application of Cash Collateral provided for in Section

2.15 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any Eligible Assignee or Participant.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation or subparticipation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation or subparticipation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation or subparticipation.
Section 2.14    Expansion Option. (a) Request for Increase. Upon written notice to the Administrative Agent (which will promptly notify the Lenders), the Borrower may from time to time request an increase in the Aggregate Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case by an amount (in the aggregate for all such requests) not exceeding the sum of (i) $250,000,000, plus (ii) an unlimited amount so long as the Consolidated Leverage Ratio (calculated on a pro forma basis and assuming any such increased commitment is fully drawn and excluding the cash proceeds of any borrowing under any such increase not applied promptly for the specified transaction in connection with such incurrence upon receipt thereof) is not greater than 0.25:1.00 above the Consolidated Leverage Ratio in effect immediately prior to giving effect to such increase; provided that any such request for an increase or Incremental Term Loan will be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) will specify the time period within which each Lender is requested to respond (which will in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Nothing contained in this Section 2.14 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.
(b)    Lender Elections. Each Lender will notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment or participate in such Incremental Term Loans, which decision shall be in such Lender’s sole discretion, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase or tranche. Any Lender not responding within such time period will be deemed to have declined to increase its Commitment or participate in the Incremental Term Loans.
(c )    Notification by Administrative Agent; Additional Lenders. The Administrative Agent will notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase or tranche, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to an Incremental Joinder Agreement.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased or a tranche of Incremental Term Loans are established in accordance with this Section 2.14, the Administrative Agent and the Borrower will determine the effective date (the “Incremental Effective Date”) and the final allocation of such increase or tranche. The Administrative Agent will promptly notify the Borrower and the Lenders of the final allocation of such increase or tranche and the Incremental Effective Date.
(e)     Conditions to Effectiveness. As a condition precedent to such increase or tranche, the Borrower will deliver to the Administrative Agent (i) a certificate dated as of the Incremental Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase or tranche, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date, except to the extent that such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in clause (a) of Section 5.05 will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01, and (B) no Default exists and (ii) to the extent reasonably requested by the Administrative Agent, the documents and opinions of the types referred to in Sections 4.01(b)(i) and 4.01(b)(iii) and customary reaffirmations by the Guarantors; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition or investment for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), clause (i) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition or investment documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under Sections 8.01(a), (f) or (g) is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article V shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date. With respect to any increase in the Aggregate Commitments, the Borrower will prepay any Committed Loans outstanding on the Incremental Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Aggregate Commitments under this Section 2.14.

(f)     Incremental Term Loans. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated no more favorably than the Loans (taken as a whole); provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for financial or other covenants or prepayment requirements that are more favorable than the Loans to the extent applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each lender participating in such tranche and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14.
(g)     Conflicting Provisions. This Section 2.14 will supersede any provisions in Section 2.13 or 11.01 to the contrary.
(h)    For purposes of calculating the aggregate principal amount of all increased Commitments or Incremental Term Loans established pursuant to Section 2.14(a) above, the Borrower may elect to use sub-clauses (i) or (ii) of Section 2.14(a) above in any order or concurrently. If both sub-clause (i) and (ii) of Section 2.14(a) are available and the Borrower does not make an election, the Borrower will be deemed to have elected sub-clause (ii) of Section 2.14(a). If the Borrower incurs any amounts under such sub-clause (i) above concurrently with sub-clause (ii) above, any amounts incurred under sub-clause (i) above at such time will not count as Indebtedness for purposes of calculating the Consolidated Leverage Ratio at such time.
(i)The Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such increased Commitments or Incremental Term Loans established pursuant to Section 2.14(a) (or any portion thereof). In the event that a portion of Indebtedness incurred pursuant to Section 2.14(a)(i) could later be classified under sub-clause (ii) of Section 2.14(a) (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), such portion of Indebtedness (and any obligations in respect thereof) shall be deemed be automatically re-classified under sub-clause (ii) even if not elected by the Borrower (unless the Borrower otherwise notifies the Administrative Agent).
Section 2.15    Cash Collateral. (a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or any L/C Issuer (A) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly, but in any event, if such request is made by 1:00 p.m., Local Time, on the same Business Day and, if such request is made after 1:00 p.m., Local Time, on the next Business Day, Cash Collateralize the then Outstanding Amount of all L/C Obligations.
(ii)    At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent or any L/C Issuer, the Borrower shall promptly, but in any event, if such request is made by 1:00 p.m., Local Time, on the same Business Day and, if such request is made after 1:00 p.m., Local Time, on the next Business Day, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure relating to such Defaulting Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(iii)    In addition, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, segregated interest-bearing (such interest to be for the account of the Borrower if such Cash Collateral was provided by the Borrower) deposit accounts (“Cash Collateral Accounts”) at the Administrative Agent or, if consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), another depositary institution that is a Lender; provided that the Borrower shall cause any depositary institution other than the Administrative Agent to take any actions necessary to enable the Administrative Agent to obtain Control (within the meaning of Section 9-104 of the Uniform Commercial Code as from time to time in effect in the State of New York) of such Cash Collateral Accounts, including executing and delivering and causing the relevant depositary bank to execute and deliver an agreement in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral Accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c )     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.04 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which such Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(c))) or (ii) upon the Borrower’s request if there exists Cash Collateral in excess of the requirements of this

Section 2.15; provided, however, that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03).
Section 2.16    Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply until such time as such Lender is no longer a Defaulting Lender:
(1)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 11.01.
(2)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii)

shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(3)Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any Unused Commitment Fee pursuant to Section 2.09(a) (and the Borrower shall not be required to pay any Unused Commitment Fee that otherwise would have been required to be paid to such Defaulting Lender) for any period during which such Lender is a Defaulting Lender and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).
(4)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided that such reallocation shall be given effect only to the extent that, after giving effect thereto, the aggregate obligation of each non-Defaulting Lender to acquire or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of such Lender.
(5)No Default. Operation of the allocations provided in clauses (ii) through (iv) above shall not be deemed to result in a default of the Borrower’s or any other Loan Party’s obligations to a Defaulting Lender under this Agreement or any other Loan Document.
(6)No Waiver. Subject to Section 11.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)     Defaulting Lender Cure. If Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date such confirmation is so received or the effective date specified in such notice (and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral)), as applicable, such Lender will, to the extent applicable, purchase at par that portion of outstanding Committed Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), together with any payments reasonably determined by the Administrative Agent to be necessary to compensate the non-Defaulting Lenders for any loss, cost or expense of the type described in Section 3.05 (all of which purchases are hereby consented to by the Borrower and each Lender) whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.17    Alternate Rate of Interest.
(a)     Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 2.17, if ~~prior to the commencement of any Interest Period for a Eurocurrency Rate Borrowing~~:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period~~,~~ or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone ~~or~~, facsimile or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (i)~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency Rate~~Term Benchmark Borrowing ~~shall be ineffective~~ and ~~(ii) if~~ any Committed Loan Notice that requests a ~~Eurocurrency Rate Borrowing then such Borrowing shall be made as an~~Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) a Base Rate Borrowing~~; provided, however,~~ if the Adjusted Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted; provided further that, in each case, the Borrower may revoke any Committed Loan Notice that is pending when such notice is received. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR

Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan
(b)     Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred ~~for a currency~~ prior to the Reference Time in respect of any setting of the then-current Benchmark ~~for such currency~~, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any ~~other~~ Loan Document in respect of any ~~such~~ Benchmark setting at or after 5:00 p.m. ~~(~~, New York City time~~)~~, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
(c) (~~d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    ~~(e)~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(e)~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    ~~(g)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurocurrency Rate~~Term Benchmark Borrowing ~~of,~~or a conversion to or continuation of ~~Eurocurrency Rate~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~Base Rate Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.17, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR

Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.
(g)    ~~(h)~~ As used in this Section 2.17:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.17.
“Benchmark” means, initially, ~~the LIBO~~with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to the ~~LIBO~~Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.17.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below~~:
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1)    the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated~~

~~syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
~~If~~provided that if the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or clause (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~;~~ at such time in the United States.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion are generally consistent with changes made by the Administrative Agent in other syndicated credit facilities agented by it and may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is generally consistent with changes made by the Administrative Agent in other syndicated credit facilities agented by it and is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.17(c); or~~
~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00~~

~~p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case~~,~~  which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
~~“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO Rate.~~Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0%.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
~~“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~
~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“Reference Time” with respect to any setting of the then-current Benchmark means (~~1~~i) if such Benchmark is the ~~LIBO~~Term SOFR Rate, ~~11:00 a.m., London~~5:00 a.m., Chicago time, on the day that is two ~~London banking days~~(2) U.S. Government Securities Business Days preceding the date of such setting, ~~and (2~~(ii) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (iii) if such Benchmark is ~~not~~none of the ~~LIBO~~Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.17 that is not Term SOFR.~~
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, any Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall be entitled to withhold or make such deductions as are determined by such Withholding Agent to be required, including based upon the information and documentation it has received pursuant to Section 3.01(e), (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholding or deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, the applicable Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)     Payment of Other Taxes by the Loan Parties. Without limiting the provisions of Section 3.01(a), the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)     Tax Indemnifications. (i) Without limiting or duplication of the provisions of Section 3.01(a) or 3.01(b), each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 20 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by the Administrative Agent, such Lender or such L/C Issuer or required to be withheld or deducted from a payment to such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent, such Lender or such L/C Issuer) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to any amount due pursuant to this Section 3.01(c)(i) delivered to the Borrower by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of Section 3.01(a) or 3.01(b), and except as provided below, each Lender and each L/C Issuer shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within 20 days after written demand therefor, against any and all (A) Indemnified Taxes (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) any Taxes attributable to such Lender’s or such L/C Issuer’s failure to comply with the provisions of Section 11.06(e) relating to the maintenance of a Participant Register, and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent (on its own behalf or on behalf of such Lender or such L/C Issuer) to set off and apply any and all amounts (including interest and fees) at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.01(c)(ii). The agreements in this Section 3.01(c)(ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)     Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or the Administrative Agent, as the case may be.
(e)     Status of Lenders; Tax Documentation. (i) The Administrative Agent, each Lender and each L/C Issuer shall deliver to the Borrower and to the Administrative Agent (if applicable), if reasonably requested by the Borrower or the Administrative Agent in writing, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative

Agent, as the case may be, to determine (A) whether or not payments made by the Loan Parties hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the entitlement of the Administrative Agent, such Lender or such L/C Issuer to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Person by the Loan Parties pursuant to this Agreement or otherwise to establish such Person’s status for withholding tax or information reporting purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in this Section 3.01(e), the completion, execution and submission of the documentation referred to in this Section 3.01(e) (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B)(I), (ii)(B)(II), (ii)(B)(III), (ii)(B)(IV) and 3.01(g)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(a)any Lender that is a US Person shall, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (A)), deliver to the Borrower and the Administrative Agent two properly completed and executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will establish its exemption from backup withholding; and
(b)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Foreign Lender under this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (B), or upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), two of whichever of the following is applicable:

(i)properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)properly completed and executed copies of IRS Form W-8ECI or W-8EXP (or successor form),
(iii)to the extent a Foreign Lender is not the beneficial owner of such payments, properly completed and executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), and all required supporting documentation, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide certification documents on behalf of each such direct and indirect partner,
(iv)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1, H-2, H-3 or H-4, as applicable, and (y) properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (or successor form), or
(v)properly completed and executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    The Administrative Agent, each Lender and each L/C Issuer shall promptly (A) notify the Borrower and the Administrative Agent (if applicable) of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including, in the case of any Lender, the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Loan Party or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Person.
(iv)     The Borrower shall promptly deliver to the Administrative Agent, any Lender or any L/C Issuer, as the Administrative Agent, such Lender or such L/C Issuer shall reasonably request in writing, in a timely fashion after the Effective Date, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by the Administrative Agent, such Lender or such L/C Issuer under such Laws in connection with any payment by the Administrative Agent, such Lender or such L/C Issuer of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
(f)    Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund (including, for this purpose, a credit in lieu of a refund) of any Taxes as to which it has been indemnified by the Loan Parties or with respect to which a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Loan Party to the Administrative Agent, such Lender or such L/C Issuer (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Parties or any other Person.
(g)     Additional Withholding Documentation. If a payment made to a Lender under this Agreement may be subject to United States federal withholding Tax under FATCA, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(h)    Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable Law” includes FATCA.
Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund ~~Eurocurrency Rate~~Term Benchmark Loans (whether denominated in US Dollars, an Alternative Currency or a Discretionary Alternative Currency), or to determine or charge interest rates based upon the ~~Eurocurrency~~Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars, any Alternative Currency or a Discretionary Alternative

Currency in the ~~Relevant Interbank Market~~applicable offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term Benchmark Loans in the affected currency or currencies or, in the case of ~~Eurocurrency Rate~~Term Benchmark Committed Loans denominated in US Dollars, to convert Base Rate Committed Loans to ~~Eurocurrency Rate~~Term Benchmark Committed Loans, will be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurocurrency~~Adjusted Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency~~Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower will, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Loans or, if such Loans are denominated in US Dollars, convert to Base Rate Loans all such ~~Eurocurrency Rate~~Term Benchmark Loans of such Lender, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate~~Term Benchmark Loans, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest on which is determined by reference to ~~Eurocurrency~~Adjusted Term SOFR Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurocurrency~~Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurocurrency~~Term SOFR Rate. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.
Section 3.03    [Intentionally Omitted]
Section 3.04    Increased Costs; Additional Reserve Requirements.
(a)    Increased Costs Generally. If any Change in Law will:
(1)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Adjusted Eurocurrency Rate or referred to in Section 3.04(e))~~ or any L/C Issuer;
(2)subject the Administrative Agent, any Lender or any L/C Issuer to any Tax on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Administrative Agent, such Lender or such L/C Issuer); or
(3)impose on any Lender or any L/C Issuer or the ~~Relevant Interbank Market~~applicable offshore interbank market any other condition,

cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing will be to increase the cost to the Administrative Agent or such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, the Borrower will pay to the Administrative Agent, such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)     Capital or Liquidity Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender, or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s or its holding company’s policies with respect to capital adequacy or liquidity), then from time to time the Borrower upon request of such Lender or such L/C Issuer, as the case may be, will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or its holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or 3.04(b) and delivered to the Borrower will be conclusive absent manifest error. The Borrower will pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 will not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than three (3) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above will be extended to include the period of retroactive effect thereof).

~~(e) Additional Reserve Requirements. Without duplication of any reserve requirement reflected in the Adjusted Eurocurrency Rate, the Borrower shall pay to each Lender (i) as long as such Lender shall be required by a central banking or financial regulatory authority with regulatory authority over such Lender to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocable to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender with a reasonably detailed explanation of the regulatory requirements imposing such costs and a calculation of the allocation of such costs to the relevant Loan or Commitment. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of a proper notice. Notwithstanding the foregoing, if any reserves described in this Section 3.04(e) are based upon the financial strength or creditworthiness of a Lender, for the purposes of calculating the actual costs of a Lender with respect to such reserves, each such Lender shall be deemed to be in the highest applicable category of financial strength or creditworthiness.~~
(e)    ~~(f)~~ Certain Agreements. With respect to amounts due under this Section 3.04 as a result of any Change in Law, the claim for additional amounts shall be generally consistent with such Lender’s or such L/C Issuer’s treatment of customers of such Lender or such L/C Issuer that such Lender or such L/C Issuer considers, in its reasonable discretion, to be similarly situated to the Borrower and having generally similar provisions in their credit agreements with such Lender or such L/C Issuer.
Section 3.05    Compensation for Losses.
(a)~~. Upon~~With respect to Term Benchmark Loans, upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of~~:~~
~~(a)~~  (i) any continuation, conversion, payment or prepayment of any ~~Loan other than a Base Rate~~Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise)~~;~~
~~(b)~~ , (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Loan other than a Base Rate~~Term Benchmark Loan on the date or in the amount notified by the Borrower (whether or not any such notice may be revoked in accordance herewith)~~;~~

~~(c)~~ , (iii) any failure by the Borrower to make payment of any Term Benchmark Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
~~(d)~~ (iv) any assignment of a ~~Eurocurrency Rate~~Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13~~.~~ , then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the Relevant Interbank Market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.~~
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.05), (ii)  the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.05(a) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.06, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof
Section 3.06    Mitigation Obligations. If any Lender requests compensation under Section 3.04, or the Loan Parties are required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender or any L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer, as applicable, will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender or such L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an

Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 3.07    Survival. Each party’s obligations under this Article III will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
ARTICLE 4

CONDITIONS PRECEDENT
Section 4.01    Conditions to Effectiveness. This Agreement and the obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 11.01):
(a)    The Administrative Agent’s receipt from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 11.10, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).
(b)    The Administrative Agent’s receipt of the following, each of which may be delivered by facsimile or other electronic transmission (including “pdf” and “tif”), followed promptly after the Effective Date by originals; provided that the delivery of any originals shall not be a condition precedent to the Effective Date:
(1)a certificate, dated the Effective Date and signed by a Responsible Officer of each of the Loan Parties, (A) certifying and attaching a copy of the resolutions adopted by such Loan Party authorizing the execution, delivery and performance of this Agreement and, if applicable, the Notes, (B) certifying as to the incumbency and specimen signature of each Responsible Officer executing this Agreement and, if applicable, the Notes, on behalf of such Person, (C) attaching a good standing certificate (or the local equivalent, to the extent applicable in the relevant jurisdiction) and a certificate of incorporation (or the local equivalent) evidencing that such Loan Party is validly existing and in good standing (or the local equivalent, to the extent applicable in the relevant jurisdiction) in its jurisdiction of organization and (D) certifying and attaching a true and complete copy of the Organization Documents of such Loan Party (where customary and applicable, certified by the relevant Governmental Authority);
(2)a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying that (A) the representations and warranties contained in Article V are true and correct (1) in the case of the representations and warranties qualified as to materiality, in all respects and (2) otherwise, in all material respects, in each case on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are so true and correct as of such earlier date, and (B) on and as of the Effective Date, no Default has occurred and is continuing; and
(3)an executed legal opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Loan Parties, addressed to the Administrative Agent, each L/C Issuer and each Lender, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.
(c)    All fees due to the Administrative Agent, the Arrangers and the Lenders pursuant to this Agreement and, to the extent invoiced at least two (2) Business Days prior to the Effective Date, all reasonable and documented expenses to be paid or reimbursed to the Administrative Agent and the Arrangers on or prior to the Effective Date pursuant to this Agreement shall have been paid.
(d)    (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied).
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender will be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter referred to in this Section 4.01 unless the Administrative Agent will have received notice from such Lender prior to the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify in writing the Loan Parties and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding.
Section 4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Borrowings of one Type to the other Type, or a continuation of ~~Eurocurrency Rate~~Term Benchmark Committed Loans) on and after the Effective Date is, subject to Section 2.14 (as relating to Acquisition-Related Incremental Term Loans), subject to the following conditions precedent:
(a)    The representations and warranties contained in Article V will be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be so true and correct as of such earlier date.

(b)    No Default exists or would immediately result from such proposed Credit Extension.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer will have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension on and after the Effective Date (other than a Committed Loan Notice requesting a conversion of Committed Borrowings denominated in US Dollars to the other Type or a continuation of ~~Eurocurrency Rate~~Term Benchmark Committed Borrowings) submitted by the Borrower will be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES
The Borrower and the other Loan Parties represents and warrants to the Administrative Agent and the Lenders that:
Section 5.01    Existence, Qualification and Power. Borrower and each Material Subsidiary (a) is duly organized or formed, validly existing and in good standing (or the local equivalent) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power, capacity and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of any Loan Party, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing (or the local equivalent) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a) (other than as to any Loan Party), (b)(i) or (c), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, any Contractual Obligation to which such Person is a party or affecting such Person or (c) violate any Law, except, in each case referred to in clause (b) or (c), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.03    Material Governmental Authorization. Other than any filings with the SEC and any approvals, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no approval, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, except those approvals, authorizations, actions, notices and filings the failure of which to obtain, take, give or make, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, in each case enforceable against such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws and the effect of general principles of equity, whether applied by a court of law or equity.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements and the unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries, and the related unaudited condensed consolidated statements of operations, comprehensive income / (loss), stockholders’ equity and cash flows of the Borrower and its Subsidiaries, as of and for the fiscal quarter ended March 31, 2021, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations and cash flows for such periods (subject, in the case of such unaudited financial statements, to the absence of footnotes and to year-end audit adjustments).
(b)     Since December 31, 2020, except for events and circumstances disclosed in any SEC Documents, in each case filed or furnished and publicly available before the Effective Date (but excluding any disclosure in the “Forward Looking Statements” section of any SEC Document and any other statements that are solely forward looking in nature included in any SEC Document (including in a “Risk Factors” section)), there has been no event or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries that (a) would reasonably be likely to affect this Agreement or any other Loan Document or (b) except as specifically disclosed in any SEC Documents filed or furnished and publicly available before the Effective Date (but excluding any disclosure in the “Forward Looking Statements” section of any SEC Document and any other statements that are solely forward looking in nature included in any SEC Document (including in a “Risk Factors” section)) or on Schedule 5.06, individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
Section 5.07    Anti-Corruption Laws and Sanctions. (a) Borrower and the other Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and, to Borrower’s knowledge, the other Subsidiaries and their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions, except where the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    None of the Borrower or any Guarantor (or, to the knowledge of the Borrower, any officer or director of the Borrower or any Guarantor), or any other Subsidiary, is a Sanctioned Person.
Section 5.08    Margin Regulations; Investment Company Act. (a) None of the Borrower or any other Loan Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that violates Regulation U or X of the Federal Reserve Board.
(b)    No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.09    Disclosure. The written information (other than projected financial information and information of a general economic or general industry nature) that has been furnished to the Arrangers or any of the Lenders in connection with the negotiation of, or pursuant to the terms of, this Agreement by or on behalf of the Borrower or any other Loan Party, did not and will not, in each case, when so furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in the light of the circumstances under which such statements were made (in each case after giving effect to all supplements and updates provided thereto on or prior to the Effective Date); provided that, with respect to projected financial information, the Borrower and the other Loan Parties represent only that such information was prepared in good faith based upon reasonable assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such projected financial information was delivered to the Arrangers or any of the Lenders (it being understood and agreed that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results, and no assurance can be given that the projected results will be realized). As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 5.10    Compliance with Laws. Each of the Borrower and each Material Subsidiary is in compliance with the requirements of all Laws applicable to it or its business or property (including applicable Anti-Corruption Laws), except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.11    Properties. Except as would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate:
(a)    each of the Borrower and its Subsidiaries has good title to, or (to the knowledge of the Borrower or any Subsidiary) valid leasehold interests in, all its real and personal property (other than IP Rights, which is subject to Section 5.11(b)) material to its business; and

(b)    each of the Borrower and its Subsidiaries owns, or is licensed to use (subject to the knowledge-qualified infringement representation in this Section 5.11(b)), all IP Rights used in its business and, subject to the exceptions set forth in Section 5.06(b), to any Loan Party’s knowledge does not infringe upon the IP Rights of any other Person.
ARTICLE 6

AFFIRMATIVE COVENANTS
Until the Commitments shall have expired or been terminated, all Loans and other Obligations (other than contingent obligations as to which no claim has been made) shall have been paid in full, all Letters of Credit shall have expired or been terminated (other than Letters of Credit that have been Cash Collateralized in full or as to which other arrangements satisfactory to the applicable L/C Issuer and the Administrative Agent shall have been made) and all L/C Borrowings shall have been reimbursed in full, each of the Borrower and the other Loan Parties covenants and agrees with the Lenders that:
Section 6.01    Financial Statements. The Borrower will deliver to the Administrative Agent (which will make available copies to each Lender):
(a)    as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending December 31, 2021), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, comprehensive income / (loss), cash flows and stockholders’ equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent public registered accounting firm of recognized national standing, which report and opinion will be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and will not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement in accordance with GAAP; and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower (commencing with the first full fiscal quarter ending after the Effective Date), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of operations and comprehensive income / (loss) for such fiscal quarter and for the portion of the Fiscal Year then ended and the related consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief financial officer or the vice president and controller of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the consolidated results of their operations and cash flows for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower will not be separately required to furnish such information under clause (a)

or (b) above, but the foregoing will not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
Section 6.02    Certificates; Notice of Default; Other Information. The Borrower will deliver to the Administrative Agent (which will distribute copies to the Lenders):
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may be by electronic communication, including fax or e-mail, and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly, after the same are available, copies of each proxy statement sent to the shareholders of the Borrower and copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC under Section 13 or 15(d) of the Securities Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)    promptly, upon any Default becoming known to any Responsible Officer of the Borrower, a written statement of a Responsible Officer of the Borrower containing a heading or a reference line that reads “Notice under Section 6.02(c) of Incyte Corporation Credit Agreement dated August 18, 2021” and setting forth details of such Default and stating what action the Borrower or its Subsidiaries have taken and propose to take with respect thereto;
(d)    promptly following request, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;
(e)    prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and
(f)    promptly following request, subject to the Borrower’s and its Subsidiaries’ internal policies for the protection and preservation of intellectual property, trade secrets and other non-financial proprietary information, such additional information regarding the corporate, financial or operating affairs of the Borrower or any Subsidiary (but excluding any financial information that the Borrower and its Subsidiaries do not produce in the ordinary course of business), or compliance with the terms of the Loan Documents by any Loan Party, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request in relation to this Agreement; provided that (i) in no case shall the Borrower be required to disclose any information if doing so would be reasonably likely to result in a violation of Regulation FD and (ii) if in the Borrower’s reasonable judgment the disclosure of any requested information would compromise attorney-client privilege, privilege afforded to attorney work product or similar privilege, the Borrower shall make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall endeavor in good faith otherwise to disclose information responsive to such request in a manner that will protect such privilege; provided further that the

Borrower shall not be required to deliver such information to the extent such information is publicly available.
Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at http://www.incyte.com (or such other website address as may be updated from time to time and provided to the Administrative Agent in writing) or (ii) such documents are posted on the Borrower’s behalf on an Approved Electronic Platform. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.03    Payment of Taxes. The Borrower, the other Loan Parties and each other Material Subsidiary will pay and discharge its Tax liabilities at such time as they are due and payable, unless the same are being contested in good faith by appropriate proceedings diligently conducted and it is maintaining adequate reserves in accordance with GAAP, except to the extent that failure to pay or discharge such Tax liabilities, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.04    Preservation of Existence, Etc. The Borrower, the other Loan Parties and each other Material Subsidiary will (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or incorporation; provided that this clause (a) shall not prohibit any transaction permitted by Section 7.03, and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.05    Compliance with Laws. The Borrower, the other Loan Parties and each other Material Subsidiary will comply with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.06    Use of Proceeds. (a) The Borrower and the other Loan Parties and each other Subsidiary will use the proceeds of the Credit Extensions for general corporate purposes, including (but not limited to) working capital, capital expenditures, acquisitions, investments, dividends, distributions and share buybacks.
(b)    The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that Borrower and the Subsidiaries and their respective directors, officers, employees and Agent shall not use, the proceeds of any Loan or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) (A) for the purpose of funding any activity or business in any Sanctioned Country or for the purpose of funding any activity or business of or with any Sanctioned Person or (B) in any other manner, in each case, as will result in any violation by any Lender, any L/C Issuer, any Arranger or the Administrative Agent of any Sanctions.
Section 6.07    Maintenance of Property and Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted and except (i) as otherwise permitted by Section 7.03 or (ii) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) maintain, in all material respects, with carriers reasonably believed by the Borrower to be financially sound and reputable or through reasonable and adequate self-insurance insurance in such amounts and against such risks and such other hazards, as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or where the Material Subsidiary operates.
ARTICLE 7

NEGATIVE COVENANTS
Until the Commitments shall have expired or been terminated, all Loans and other Obligations (other than contingent obligations as to which no claim has been made) shall have been paid in full, all Letters of Credit shall have expired or been terminated (other than Letters of Credit that have been Cash Collateralized in full or as to which other arrangements satisfactory to the applicable L/C Issuer and the Administrative Agent shall have been made) and all L/C Borrowings shall have been reimbursed in full, each of the Borrower and the other Loan Parties covenants and agrees with the Lenders that:
Section 7.01    Liens. None of the Borrower, the other Loan Parties or any other Subsidiary will create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens created pursuant to any Loan Document;
(b)    Liens existing on the Effective Date and set forth on Schedule 7.01 and any renewals, extensions and refinancings thereof; provided that (i) such Liens do not encumber property other than the property subject to the original Lien or improvements thereon or replacements thereof and (ii) the amount of Indebtedness secured or benefited thereby is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing of such Indebtedness;
(c)    Liens on any assets acquired by the Borrower or any Subsidiary after the Effective Date existing at the time of the acquisition thereof or on any asset of any Person that becomes a Subsidiary (or of any Person not previously Borrower or a Subsidiary that is merged or consolidated with or into Borrower or a Subsidiary in a transaction or series of related transactions permitted hereunder) after the Effective Date existing at the time such Person becomes a Subsidiary (or is so merged or consolidated), and any renewals, extensions and refinancings thereof; provided that (i) such Liens were not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Liens do not encumber property other than the property subject to the original Lien or improvements thereon or replacements thereof and (iii) the amount of Indebtedness secured or benefited thereby is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing of such Indebtedness;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets (and obligations relating thereto not constituting Indebtedness), including any Capital Lease Obligations, and renewals, extensions and refinancings of any such Indebtedness that do not increase the amount of Indebtedness secured or benefited thereby, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing of such Indebtedness and (ii) such Liens and the Indebtedness secured thereby (other than any such renewals, extensions or refinancings thereof) are incurred prior to or within 120 days after the later of such acquisition, the completion of such construction or improvement or full operation of such acquired asset; provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(e)    Liens in favor of the Borrower or any Subsidiary of the Borrower;
(f)    any Lien securing any obligation of the Borrower or any Subsidiary in respect of interest rate, currency exchange rates or commodity pricing Swap Contracts entered into in the ordinary course of business for bona fide business purposes;
(g)    Liens on the proceeds of any Acquisition Indebtedness held in escrow prior to the release thereof from escrow;
(h)    Permitted Encumbrances;
(i)    Liens arising out of any conditional sale, title retention, consignment, licensing or other similar arrangements for the sale of goods or commercialization of IP Rights entered into by the Borrower or any of its Subsidiaries the ordinary course of business;
(j)    Liens securing Indebtedness permitted hereunder to finance insurance premiums solely to the extent of such premiums;
(k)    statutory and common law rights of setoff and other Liens, similar rights and remedies arising as a matter of law encumbering deposits of cash, securities, commodities and other funds in favor of banks, financial institutions, other depository institutions, securities or commodities intermediaries or brokerage, and Liens of a collecting bank arising under Section 4-208 or 4-210 of the UCC in effect in the relevant jurisdiction or any similar law of any foreign jurisdiction on items in the course of collection;
(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(m)    Liens on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any Acquisition permitted by this Agreement,

including, without limitation, in connection with any letter of intent or purchase agreement relating thereto;
(n)    in connection with the sale or transfer of any assets in a transaction permitted under Section 7.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(o)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties (i) in the ordinary course of business or (ii) otherwise permitted hereunder other than in connection with Indebtedness;
(p)    dispositions and other sales of assets permitted under Section 7.04;
(q)    to the extent constituting a Lien, Liens with respect to repurchase obligations related to investments;
(r)    Liens in favor of a credit card or debit card processor arising in the ordinary course of business under any processor agreement and relating solely to the amounts paid or payable thereunder, or customary deposits on reserve held by such credit card or debit card processor;
(s)    Liens that are contractual rights of set-off (i) relating to the establishment of depositary relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, or (ii) relating to pooled deposit or sweep accounts of any Loan Party or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the any such Loan Party or Subsidiary;
(t)    Liens of sellers of goods to any Loan Party and any of their respective Subsidiaries arising under Article II of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(u)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof) and (iv) the aggregate principal amount of Indebtedness and other obligations secured by any Lien permitted by this clause (u) shall not exceed $100,000,000 at any time outstanding;
(v)    Liens not securing Indebtedness that are created or deemed to exist in favor of any purchaser or transferee of assets, accounts, or other rights to payment in connection with any Disposition permitted under Section 7.04, including UCC financing statements (or equivalent filings or registrations in foreign jurisdictions) that evidence or perfect the interests of such purchasers or transferees; and

(w)    other Liens securing other Indebtedness (and obligations relating thereto not constituting Indebtedness) of the Borrower and its Subsidiaries; provided that, at the time any such Lien or Indebtedness is created, incurred or assumed, the aggregate outstanding principal amount of Indebtedness secured pursuant to this clause (w), when added to, without duplication, the aggregate outstanding principal amount of Indebtedness permitted pursuant to Section 7.02(f), does not exceed $100,000,000 at any time outstanding.
Section 7.02    Subsidiary Indebtedness. The Borrower will not permit any Subsidiary (other than the Borrower or any Subsidiary Guarantor) to create, incur, assume or permit to exist any Indebtedness, other than:
(a)    Indebtedness outstanding on the Effective Date and set forth on Schedule 7.02 and any renewals, extensions or refinancings thereof; provided that the amount of such Indebtedness is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing thereof and by an amount equal to any existing commitments unutilized thereunder;
(b)    obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(c)    Guarantees by any Subsidiary of Indebtedness otherwise permitted hereunder of any other Subsidiary or of the Borrower;
(d)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction or series of related transactions permitted hereunder) after the Effective Date existing at the time such Person becomes a Subsidiary (or is so merged or consolidated), and any renewals, extensions or refinancings thereof; provided that (i) such Indebtedness is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) and (ii) the amount of such Indebtedness is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing of such Indebtedness;
(e)    Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, or assumed in connection with the acquisition of any fixed or capital assets, and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing of such Indebtedness;
(f)    other Indebtedness; provided that, at the time such Indebtedness is created, incurred or assumed, the aggregate outstanding principal amount of Indebtedness permitted by this clause (f), when added to, without duplication, the aggregate outstanding principal amount of Indebtedness that is secured by Liens permitted by Section 7.01(w), does not exceed $100,000,000 at any time outstanding;
(g)    intercompany loans owed by any Subsidiary to Borrower or to any other Subsidiary; provided that such Indebtedness shall not have been transferred or assigned to any Person other than Borrower or any Subsidiary;
(h)    obligations arising in connection with the administration and operation of cash management services for the Borrower and any of its Subsidiaries, including cash pooling arrangements and overdraft facilities;
(i)direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; obtained or applied for in the ordinary course of business; and
(j)    Indebtedness of a Person that becomes a Subsidiary after the date hereof pursuant to an acquisition; provided, that such Indebtedness (i) was in existence prior to the date of such acquisition and (ii) was not incurred in connection with, or in contemplation of, such acquisition.
Section 7.03    Fundamental Changes. (a) None of the Borrower or the other Loan Parties will (i) dissolve or be liquidated or (ii) merge or consolidate with or into another Person, unless, in the case of this clause (ii), (A) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (B) if the Borrower is party to such consolidation or merger, the Borrower is the survivor of such consolidation or merger and (C) if any other Loan Party is party to such consolidation or merger and is not the survivor of any such consolidation or merger, (1) the surviving Person of such consolidation or merger shall expressly assume all the rights and obligations of such other Loan Party under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be such other Loan Party for all purposes hereunder and (2) such consolidation or merger will not result in a change in the jurisdiction of organization of such other Loan Party (other than to any state within the United States).
(b)    None of the Borrower and the other Loan Parties or any other Subsidiary will Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries, taken as a whole; provided that assets of and Equity Interests in any Subsidiary may be disposed of to any other Wholly-Owned Subsidiary or to Borrower.
Section 7.04    Dispositions. The Borrower will not, and will not permit any Subsidiary to, make any Disposition, except:
(a)    Dispositions of obsolete, worn out or surplus property (other than IP Rights) that is not material to the business of the Borrower or its Subsidiaries, property no longer used or useful or economically practicable to maintain in the conduct of the business of the Borrower and its Subsidiaries in the ordinary course of business;
(b)Dispositions of cash and inventory in the ordinary course of business

(c)    Dispositions of (i) long-term investments and (ii) other investments acquired pursuant to the Borrower’s investment policy approved by its board of directors (or committee thereof);
(d)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(e)    Dispositions of property by the Borrower or any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;
(f)    leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the ordinary course of business or as approved by the board of directors of the Borrower and, in each case, on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
(g)    Dispositions of intellectual property rights (other than as permitted by clause (e) above) that are no longer used or useful in the business of the Borrower and its Subsidiaries;
(h)    the discount, write-off or Disposition of accounts receivable overdue by more than ninety days, in each case in the ordinary course of business;
(i)Dispositions of non-core assets acquired in an Acquisition; provided that such Dispositions shall be consummated within 360 days of such Acquisition; provided, further, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower) and (ii) no less than 75% thereof shall be paid in cash;
(j)    Restricted Payments permitted by Section 7.05;
(k)    Dispositions of property to the Borrower or any of its Subsidiaries; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;
(l)    Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(m)    Dispositions in any transaction or series of transactions not constituting Indebtedness pursuant to which the Borrower or any Subsidiary conveys, assigns, or otherwise transfers for fair market value (as determined by the Borrower in good faith) its right to receive royalty payments and related rights thereto from any Person that is not an Affiliate of Borrower; provided that the consolidated revenues of the Borrower and its Subsidiaries, when calculated on a pro forma basis in accordance with Section 1.03(c) after giving effect to any such Disposition for each Reference Period in which any such Disposition shall have been consummated, have not decreased by more than 10% in the aggregate for all such Dispositions made pursuant to (i) this clause (m) plus (ii) clause (n) of this Section, (determined on the date of consummation of any such Disposition by reference to the amount of consolidated revenues of the Borrower and its Subsidiaries for the most recent Reference Period for which financial statements shall have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, prior to the first such delivery, as of the end of the most recent fiscal quarter covered by the financial statements referred to in Section 5.05)); and
(n)    Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section; provided that the consolidated revenues of the Borrower and its Subsidiaries, when calculated on a pro forma basis in accordance with Section 1.03(c) after giving effect to any such Disposition for each Reference Period in which any such Disposition shall have been consummated, have not decreased by more than 3% in the aggregate for all such Dispositions made pursuant to this clause (n) (determined on the date of consummation of any such Disposition by reference to the amount of consolidated revenues of the Borrower and its Subsidiaries for the most recent Reference Period for which financial statements shall have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, prior to the first such delivery, as of the end of the most recent fiscal quarter covered by the financial statements referred to in Section 5.05)); and provided, further that the consolidated revenues of the Borrower and its Subsidiaries, when calculated on a pro forma basis in accordance with Section 1.03(c) after giving effect to any such Disposition for each Reference Period in which any such Disposition shall have been consummated, have not decreased by more than 10% in the aggregate for all such Dispositions made pursuant to (i) this clause (n) plus (ii) clause (m) of this Section (determined on the date of consummation of any such Disposition by reference to the amount of consolidated revenues of the Borrower and its Subsidiaries for the most recent Reference Period for which financial statements shall have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, prior to the first such delivery, as of the end of the most recent fiscal quarter covered by the financial statements referred to in Section 5.05)).
Section 7.05    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Borrower may declare and pay dividends or make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests;
(b)    Subsidiaries may (i) make dividends or other distributions to their respective equityholders with respect to their Equity Interests (which distributions shall be (x) made on at least a ratable basis to any such equityholders that are Loan Parties and (y) in the case of a Subsidiary that is not a wholly-owned Subsidiary, made on at least a ratable basis to any such equityholders that are the Borrower or a Subsidiary), (ii) make other Restricted Payments to the Borrower or any Subsidiary Guarantor (either directly or indirectly through one or more Subsidiaries that are not Loan Parties) and (iii) make any Restricted Payments that the Borrower would have otherwise been permitted to make pursuant to this Section 7.05;
(c)    the Borrower may make Restricted Payments (i) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower from any future, present or former employee, officer, director, manager or consultant of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment of any such Person or (ii) pursuant to and in accordance with any agreement (including any employment agreement), stock option or stock purchase plans, incentive plans or other benefit plans, in each case for future, present or former directors, officers, managers, employees or consultants of the Borrower and its

Subsidiaries (including, without limitation, in respect of tax withholding or other similar tax obligation related to the foregoing);
(d)    the Borrower may repurchase Equity Interests upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or with the proceeds received from the substantially concurrent issue of new Equity Interests;
(e)    the Borrower and its Subsidiaries may make any other Restricted Payment so long as the aggregate amount of all such Restricted Payments during any fiscal year does not exceed $100,000,000;
(f)    the Borrower or any Subsidiary may distribute Equity Interests (or rights thereto) pursuant to a stockholder rights plan or redeem such rights in accordance with the terms of such plan to the extent such Equity Interests, by their terms (or by the terms of any security, instrument, agreement or other Equity Interest into which it is convertible, or for which it is exchangeable), or upon the happening of any event or condition, do not require the Borrower or any Subsidiary to purchase, redeem, retire, defease or otherwise make any payment prior to the date which is ninety-one (91) days after the Maturity Date in respect of any such Equity Interests or any warrant, right or option to acquire such Equity Interests; and
(g)    the Borrower and its Subsidiaries may make any other Restricted Payment so long as the Consolidated Leverage Ratio, calculated as of the last day of the most recently ended fiscal quarter of the Borrower to give effect to the making of such Restricted Payment on a pro forma basis does not exceed 3.00:1.00.
Section 7.06    Consolidated Leverage Ratio. Borrower will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower to exceed 3.50:1.00; provided that on no more than two (2) occasions during the term of this Agreement, upon the consummation of a Qualified Acquisition, then the ratio set forth above shall be deemed increased to 4.00:1.00 as of the last day of each of the four fiscal quarters ending immediately after the most recent such Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition was consummated).
ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default. Subject to Section 8.04, any of the following will constitute an “Event of Default”:
(a)    Non-Payment. The Borrower fails to pay when and as required to be paid herein, and in the currency required hereunder, (i) any amount of principal of any Loan or any L/C Obligation or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document (other than an amount specified in clause (i) above);
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.02(c), 6.04(a) (with respect to existence of the Borrower or any other Loan Party), 6.06 or 9.11 or in Article VII;

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
(d)    Representations and Warranties. Any representation and warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document, or any statement made by or on behalf of any Loan Party or any Responsible Officer thereof in any certificate delivered in connection with any Loan Document, is incorrect in any material respect when made or deemed made;
(e)    Cross-Default. (i) The Borrower or any Material Subsidiary fails to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), (ii) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness, or any trustee or agent on its or their behalf, to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 8.01(e)(ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such secured Indebtedness is paid when due, (y) any repayment, satisfaction and discharge or redemption of any Acquisition Indebtedness if the related Acquisition is not consummated or (z) any Indebtedness that becomes due as a result of a voluntary refinancing thereof or (iii) there occurs under any Swap Contract an early termination date resulting from (x) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary is the defaulting party thereunder or (y) any termination event under such Swap Contract as to which the Borrower or any Material Subsidiary is an affected party thereunder and, in either event, the Swap Termination Value owed by the Borrower or such Material Subsidiary as a result thereof is greater than $75,000,000;
(f)    Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner or similar officer for it or for all or any material part of its property; any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner or similar officer is appointed without the application or consent of the Borrower or any Material Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or any Material Subsidiary or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;
(g)    Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower or any Material Subsidiary and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(h)    Judgments. There is entered against the Borrower or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $75,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order and (ii) there is a period of thirty (30) consecutive days during which execution shall not have been effectively stayed, vacated or bonded pending appeal or otherwise;
(i)ERISA. An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect;
(j)    Invalidity of Loan Documents. Any material provision of this Agreement, any other Loan Document or any material Guarantee under the Obligations Guarantee shall, for any reason, cease to be in full force and effect, or any Loan Party shall contest in writing the validity or enforceability of this Agreement, any other Loan Document or any such Guarantee, in each case, other than in accordance with the terms hereof and thereof (including, in the case of a Subsidiary Guarantor, as a result of the release of such Subsidiary Guarantor in accordance with Section 10.10); or
(k)    Change of Control. There occurs any Change of Control.
Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent will at the request of, or may with the consent of, the Required Lenders, take any or all of the following actions from and after the Effective Date:
(a)    declare the Commitments and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon all the Commitments and all such obligations shall immediately terminate;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to the Administrative Agent, the Lenders and the L/C Issuers under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Debtor Relief Laws, all Commitments and all the obligations of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any Lender or any L/C Issuer and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties.
Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations will, subject to Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in their capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and reimbursements payable to the Lenders, the L/C Issuers or the Arrangers (including fees, charges and disbursements of counsel to the Lenders, the L/C Issuers or the Arrangers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, the L/C Borrowings and the other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired (other than Letters of Credit as to which other arrangements satisfactory to the applicable L/C Issuer and the Administrative Agent shall have been made), such remaining amount will be applied to the other Obligations, if any, in the order set forth above.
Section 8.04    Cleanup Period. Notwithstanding anything to the contrary, if on the date of consummation of any Qualified Acquisition a matter or circumstance exists which constitutes a Default, such matter or circumstance will not constitute (other than for purposes of Section 4.02) a Default on the date of consummation of such Qualified Acquisition and during the five-day period following such date; provided that (a) such matter or circumstance does not constitute (i) a Major Default or (ii) a Default incapable of being cured, (b) reasonable steps are being taken by the Borrower and its Subsidiaries to cure such Default and (c) such Default is cured or otherwise ceases to exist within five days after the date of consummation of such Qualified Acquisition.
ARTICLE 9

GUARANTEE
Section 9.01    Guarantee of Obligations. Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each other Guarantor, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor shall be liable under its guarantee set forth in this Section 9.01, without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding principal amount of the Loans and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Obligations (including interest, fees, costs and expenses) that would be owed by any other obligor on the Obligations but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under any Debtor Relief Law involving such other obligor because it is the intention of the Guarantors and the Guaranteed Parties that the Obligations that are guaranteed by the Guarantors pursuant hereto should be determined without regard to any applicable Law or order that may relieve the Borrower or any other Guarantor of any portion of any Obligations.
Section 9.02    Limitation on Obligations Guaranteed. (a) Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article IX shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article IX void or voidable under applicable Law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Obligations Guarantee set forth herein and the obligations of such Guarantor hereunder. To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the obligations of each Guarantor in respect of the Obligations Guarantee set forth in this Article IX at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under the Obligations Guarantee not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the Obligations Guarantee set forth in this Article IX and its related contribution rights but before taking into account any liabilities under any other Guarantee by such Guarantor.
(i)Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 9.02(a) without impairing the Obligations Guarantee contained in this Article IX or affecting the rights and remedies of any Guaranteed Party hereunder.
Section 9.03    Nature of Guarantee; Continuing Guarantee; Waivers of Defenses. (a) Each Guarantor understands and agrees that the Obligations Guarantee contained in this Article IX shall be construed as a continuing guarantee of payment and performance and not merely of collectability. To the extent permitted by applicable Law, each Guarantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Without limiting the generality of the foregoing, this Obligations Guarantee and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason (other than a Discharge of Obligations).
(b)    Each Guarantor agrees that the Obligations Guarantee of each Guarantor hereunder is independent of the Obligations Guarantee of each other Guarantor and of any other guarantee of the Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower and any other Guarantor or any other Person or against any other guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower and any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower and any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
(c)    No payment made by the Borrower, any of the other Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Borrower and any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment remain liable for the Obligations until the Discharge of the Obligations.
(d)    Without limiting the generality of the foregoing, each Guarantor agrees that its obligations under and in respect of the Obligations Guarantee contained in this Article IX shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):
(1)the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party;
(2)any renewal, extension or acceleration of, or any increase in the amount of, the Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents;
(3)any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;
(4)any change, reorganization or termination of the corporate structure or existence of any Loan Party or any Subsidiary of any Loan Party and any corresponding restructuring of the Obligations;
(5)any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Obligations or any subordination of the Obligations to any other obligations;
(6)any Law of any jurisdiction or any other event affecting any term of an Obligation; and
(7)any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Guarantor for the Obligations, or of such Guarantor under this Article IX.
(e)    In addition, each Guarantor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower or any other Guarantor or Person against any Guaranteed Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds and statute of limitations.
Section 9.04    Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor:
(a)    If such payment is made by a Guarantor in respect of the Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations (and each Guarantor hereby waives its right to exercise such rights until a Discharge of the Obligations), (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.
(b)    If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against the Borrower or other Guarantor whether under Section 9.04(a) or otherwise, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations (and each Guarantor hereby waives its right to subrogation until a Discharge of the Obligations), to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other

Guarantor as set forth in this Section 9.04). Any right of subrogation of any Guarantor shall be enforceable solely after a Discharge of the Obligations and solely against the Borrower or the other Guarantors, and not against the Guaranteed Parties, and neither the Administrative Agent nor any other Guaranteed Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the Obligations for any purpose related to any such right of subrogation. Without limiting any other rights of contribution or subrogation then available to a Guarantor under applicable law, if subrogation is demanded by any Guarantor, then, after Discharge of the Obligations, the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever collateral securing or purporting to secure any of the Obligations that may then exist that was not previously released or disposed of or acquired by the Administrative Agent.
(c)    The obligations of the Guarantors under this Obligations Guarantee and the other Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 9.04 or otherwise. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Guaranteed Party against any Guarantor. The Guaranteed Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
Section 9.05    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the account of the applicable Guaranteed Parties to which such payment is owed, to such account as may be specified by the Administrative Agent, in US Dollars and in Same Day Funds.
Section 9.06    Subordination of Other Obligations. If the Administrative Agent so requests while an Event of Default is then continuing, then the payment of all obligations and Indebtedness of the Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any such obligation to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Obligations Guarantee, shall be subrogated to the indefeasible payment in full in cash of all Obligations. If the Administrative Agent so requests, any such obligation or Indebtedness of the Borrower or any other Guarantor to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Obligations Guarantee.
Section 9.07    Financial Condition of the Borrower and other Guarantors. Any extension of credit may be made to the Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Guarantor at the time of any such grant or continuation. No Guaranteed Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Guarantor. Each Guarantor has adequate means to obtain information from the Borrower and each other Guarantor on a continuing basis concerning the financial condition of the Borrower and each other Guarantor and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranteed Party to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower or any other Guarantor now known or hereafter known by any Guaranteed Party.
Section 9.08    Bankruptcy, Etc. Until a Discharge of the Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding under any Debtor Relief Law, voluntary or involuntary, involving the Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any interest, fees, costs, expenses or other Obligations accruing or arising after the date on which such case or proceeding is commenced.
Section 9.09    Duration of Guarantee. The Obligations Guarantee contained in this Article IX shall remain in full force and effect until the Discharge of the Obligations.
Section 9.10    Reinstatement. If at any time payment of any of the Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation, examinership or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Guaranteed Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Guaranteed Party in full or partial satisfaction of any Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively, a “Voidable Transfer”), or because such Guaranteed Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, and, subject to Section 11.04, as to all reasonable costs, expenses and attorney’s fees of the Guaranteed Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.
Section 9.11    Additional Guarantors. (i) As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Subsidiary, (ii) as promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after the end of the calendar quarter during which any Subsidiary so qualifies as a Material Subsidiary pursuant to the definition of “Material Subsidiary” or (iii) at the time that Borrower either elects to cause any of its Subsidiaries to become a Guarantor or is required to cause any of its Subsidiaries to become a Guarantor pursuant to Section 7.03, Borrower shall deliver or shall cause the applicable Subsidiary to deliver, as the case may be, to the Administrative Agent (a) a duly executed Guarantor Counterpart pursuant to which Borrower or such Subsidiary, as the case may be, agrees to be bound by the terms and provisions of the Obligations Guarantee and such Guarantor Counterpart and (b) the documents and opinions of the types referred to in Sections 4.01(b)(i), 4.01(b)(iii) and 4.01(d).
ARTICLE 10
The Administrative Agent
Section 10.01    Authorization and Action. (a) Each Lender and each L/C Issuer hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each L/C Issuer authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each L/C Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each L/C Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(1)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or L/C Issuer other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(2)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    None of any Co-Syndication Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(1)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim under Sections 2.08, 2.09, 3.01, 3.04 or 11.04) allowed in such judicial proceeding; and
(2)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the L/C Issuers, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 11.04). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
(g)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each party that is a holder of Obligations, whether or not a party hereto, will be deemed to have agreed to the provisions of this Article X.
Section 10.02    Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 6.02(c)unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.06, (ii) may rely on the Register to the extent set forth in Section 11.06(d), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (vi) makes no warranty or representation to any Lender or L/C Issuer and shall not be responsible to any Lender or L/C Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 10.03    Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the L/C Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)    Each Lender and each L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, each of the L/C Issuers and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.04    The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or L/C Issuer, as the case may be. The terms “L/C Issuers”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, L/C Issuer or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the L/C Issuers.
Section 10.05    Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the L/C Issuers and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon receipt of any such notice of resignation, the Required Lenders will have the right, in consultation with the Borrower, to appoint a successor, which will be a bank with an office in the United States or an Affiliate of any such bank. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent, meeting the qualifications set forth above. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the L/C Issuers and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each L/C Issuer. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 11.04, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by JPMCB as Administrative Agent pursuant to this Section 10.05 will also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer (provided that such successor agrees to act in such capacity), (b) the retiring L/C Issuer will be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer will issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer that are outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 10.06    Acknowledgements of Lenders and L/C Issuers. (a) Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other

Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)
(1)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.06(c) shall be conclusive, absent manifest error.
(2)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(3)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying an Obligation.
(4)Each party’s obligations under this Section 10.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 10.07    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(1)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(2)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(3)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(4)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Co-Syndication Agent, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, and each Arranger and Co-Syndication Agent, hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 10.08    Guarantee Matters. (a) The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Obligations Guarantee if (i) such Subsidiary Guarantor after the Effective Date ceases to be a Material Subsidiary of the Borrower as a result of a transaction permitted hereunder or (ii) such Subsidiary Guarantor was voluntarily designated by the Borrower as a Subsidiary Guarantor pursuant to Section 9.11 and Borrower requests, in writing, that the Administrative Agent release it from the Obligations Guarantee and certifies that (x) no Event of Default would immediately result from such a release and (y) such Subsidiary is not required to be a Subsidiary Guarantor pursuant to Section 9.11. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Obligations Guarantee pursuant to this Section 10.08.

ARTICLE 11

MISCELLANEOUS
Section 11.01    Amendments, Etc. Except as expressly provided in Sections 2.14 (with respect to an Incremental Term Loan Amendment), 2.17(b)~~,~~ and 2.17(c) ~~and 2.17(d)~~ and in the definition of “Letter of Credit Commitment”, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Loan Parties therefrom, will be effective unless in writing signed by the Required Lenders and the Borrower (and, if the rights of any other Loan Party shall be affected thereby, such Loan Party), and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld, conditioned or delayed) and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided that any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (x) such amendment does not adversely affect the rights of any Lender or (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided further that no such amendment, waiver or consent will:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Loan Document without the written consent of such Lender, or postpone any date fixed by this Agreement for any payment of an L/C Borrowing without the written consent of each Lender;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders will be necessary to waive any obligation of the Borrower to pay interest at the default rate or change the amount of the default rate specified in Section 2.08(b); provided, further, however, that no amendment or modification of the financial covenant in this Agreement (or defined terms used in the financial covenant in this Agreement) shall constitute a reduction in the rate of interest or fees for purposes of this clause (c);
(d)    change Section 2.06 or Section 8.03 in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(e)    amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;
(f)    release Borrower (if it shall have become a Guarantor) or any of the other Subsidiary Guarantors from the Obligations Guarantee in Section 9.01 (including, in each case, by limiting liability in respect thereof (other than as required by applicable

Law)) without the written consent of each Lender, except, in the case of any Subsidiary Guarantor, as permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or
(g)    change any provision of this Section 11.01 or the percentage set forth in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.14 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date); provided further that (i) no amendment, waiver or consent will, unless in writing and signed by such L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it and (ii) no amendment, waiver or consent will, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any amendment, waiver or consent referred to in clause (a), (b) or (c) above shall require the consent of such Defaulting Lender in the event such Defaulting Lender shall be directly affected thereby and (y) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower, the Administrative Agent (and, if their rights or duties are affected thereby, each L/C Issuer) and the Lenders that will remain parties hereto after giving effect to such amendment if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (z) after giving effect to such amendment and all contemporaneous repayments of Loans and reductions of Commitments, the Total Outstandings shall not exceed the Aggregate Commitments. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or consents on behalf of such Lender. Any amendment, waiver or consent effected in accordance with this Section 11.01 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
(h)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and

(y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(i)Notwithstanding anything to the contrary herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
Section 11.02    Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.03), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone will be made to the applicable telephone number, as follows:
(1)if to any Loan Party or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.02;
(2)if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire; and
(3)if to any L/C Issuer, to it at its address, fax number, e-mail address or telephone number most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address, fax number, e-mail address or telephone number set forth in the Administrative Questionnaire of the Lender that is serving as such L/C Issuer or is an Affiliate thereof).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received; notices and other communications sent by fax will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.03 will be effective as provided in such Section.
(b)    Reserved.
(c)    Reserved.
(d)    Change of Address, Etc. Each of the Loan Parties and the Administrative Agent and any L/C Issuer may change its address, fax number, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number, telephone number or e-mail address for notices and other communications hereunder by notice to the Loan Parties, the Administrative Agent and each L/C Issuer. In addition, each Lender and each L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or such L/C Issuer.
(e)    Reliance by Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders will be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Bid Requests) purportedly given by or on behalf of the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower will indemnify the Administrative Agent, each L/C Issuer, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on any notice purportedly given by or on behalf of the Borrower or any other Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the L/C Issuers and the Lenders provided hereunder or under the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.01, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Credit Extension shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any L/C Issuer, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.
Section 11.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower and each other Loan Party will pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers, which shall be limited to Latham & Watkins LLP and, if deemed reasonably necessary by the Administrative Agent or the Arrangers, each jurisdiction of organization of any other Loan Party), in connection with the structuring, arrangement, syndication, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and the credit facility provided for herein and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, the L/

C Issuers and the Lenders (including the reasonable fees, disbursements and other charges of counsel, which shall be limited to one primary counsel and, if deemed reasonably necessary by the Administrative Agent, the Arrangers, the Lenders or the L/C Issuers, each jurisdiction of organization of any other Loan Party (and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected parties that are similarly situated, taken as a whole) in connection with the enforcement or protection of their respective rights in connection with this Agreement and the other Loan Documents and the credit facility provided for herein, including their rights under this Section 11.04.
(b)    Indemnification by the Borrower. The Borrower and the other Loan Parties will indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Co-Syndication Agent, each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons and the successors and assigns of each of the foregoing (each an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel, which shall be limited to one primary counsel, and, if deemed necessary by the Indemnitees, one local counsel in each other appropriate jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected Indemnitees that are similarly situated, taken as a whole) arising out of, in connection with, or as a result of (i) the preparation, execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, Commitment, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any release of Hazardous Materials on or from any property currently owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability arising from any connection with Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party, or any Affiliate thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses to the extent they (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Indemnified Parties or (y) result from a claim brought by a Loan Party against such Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, but only if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (B) a claim of any Indemnitee solely against one or more Indemnitees (other than a dispute involving a claim against the Administrative Agent, any Co-Syndication Agent, any Arranger or any L/C Issuer) not arising out of or in connection with any act or omission of the Borrower or its Subsidiaries or any of their respective Related Parties. Notwithstanding any of the foregoing provisions to the contrary, this Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from a non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or 11.04(b) to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing Persons (each, an “Agent-Related Person”), each Lender severally agrees to pay to such Agent-Related Person such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent-Related Person in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Co-Syndication Agent, any L/C Issuer and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person; provided, however, that in no event will any Lender-Related Person have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) and (ii) none of the parties to this Agreement shall assert, and each party hereto hereby any waives, losses, claims (including intraparty claims), demands, damages or liabilities of any kind against any other party hereto, on any on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing in this Section 11.04(d) relieve the Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.04(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. Nothing in this Section 11.04(d) shall abrogate, modify or diminish the obligations of the Administrative Agent, the Lenders and the L/C Issuers to keep certain information confidential in the manner and to the extent provided in Section 11.07.
(e)    Payments. All amounts due under this Section 11.04 will be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section 11.04 will survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of any and all of the Obligations.
Section 11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except in connection with any merger or consolidation permitted by Section 7.03) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(g) (and any other attempted assignment or transfer by any such party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants to the extent provided in Section 11.06(e), the Arrangers, the Co-Syndication Agent, the Indemnitees and, to the extent expressly contemplated hereby, the sub-Agent of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, any Co-Syndication Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may, at any time, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(1)Minimum Amounts.
(a)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(b)in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning

Lender subject to each such assignment, determined as of the date the Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption (or such an agreement), as of the Trade Date, shall not be less than $5,000,000 (or the US Dollar Equivalent thereof in the case of any Loan denominated in an Alternative Currency or a Discretionary Alternative Currency) unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that Borrower shall be deemed to have consented thereto unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(2)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment so assigned, except that this clause (ii) shall not apply to rights and obligations in respect of Bid Loans.
(3)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and in addition:
(a)the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, in each case that is not a Non-Qualifying Lender; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(b)the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and
(c)the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment of a Commitment or any L/C Obligation or participations therein.
The parties hereto acknowledge and agree that (x) the Administrative Agent shall have no duty or obligation to ascertain whether any Lender is a Non-Qualifying Lender or with respect to obtaining (or confirming the receipt) of any written consent of the Borrower to any assignment to a Non-Qualifying Lender, any such duty and obligation being solely with the assigning Lender and the assignee, and (y) the Administrative Agent may rely upon, and shall incur no liability therefor, any determination by the Borrower, any Lender or any prospective Lender as to whether any Person is a Non-Qualifying Lender (and, in connection with any proposed assignment, may require confirmation by the Borrower as to Borrower’s determination whether the proposed assignee is a Non-Qualifying Lender prior to accepting any such assignment for recordation in the Register).
(4)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(5)No Assignment to Certain Persons. No such assignment shall be made to an Ineligible Institution.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(d), from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), the assignee thereunder shall be a party to this Agreement and shall, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. If any Assignment and Assumption is executed by any Lender holding any Note, the assigning Lender shall, upon the effectiveness of such Assignment and Assumption or as promptly thereafter as practicable, surrender such Note to the Borrower for cancellation.
Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(e).
(c)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(c), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d)    Register. (i) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties (and such agency being solely for Tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Loan Parties and, solely with respect to the Commitments of, and principal amounts (and stated interest) of the Loans or L/C Obligations owing to, any Lender, such Lender or such L/C Issuer, in each case at any reasonable time and from time to time upon reasonable prior notice.
(ii)    Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 11.06 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.06(d)(ii). Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the

Administrative Agent that such assignee is not a Person made ineligible under Section 11.06(b)(v).
(e)    Participations. Any Lender may at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than an Ineligible Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. For the avoidance of doubt, no Agent (in its capacity as the Administrative Agent) shall have any responsibility for maintaining a Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 11.01 that affects such Participant. Subject to Section 11.06(f), the Borrower and the other Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that any documentation required under Section 3.01 shall be delivered to the participating Lender); provided that such Participant agrees to be subject to the provisions of Section 3.06 as if it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
The Borrower may from time to time request any Lender to disclose whether or not such Lender has sold a participation in all or any portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) no Lender shall be required to respond to any such request by the Borrower, (ii) any failure by any Lender to respond to such inquiry, and any inaccuracy in the response by any Lender that elects in its sole discretion to respond to such inquiry, in each case shall not cause such Lender to be in breach, default, violation or other noncompliance of this Agreement, (iii) any Lender that fails to respond to such inquiry, and any Lender that elects in its sole discretion to respond to such inquiry, in each case shall not have any liability of any kind to the Borrower or any other Person as a result of such failure to respond or any inaccuracy in any such response and (iv) any failure by such Lender to respond to such inquiry, and any inaccuracy in any response provided by such Lender in its sole discretion, in each case shall not affect the legality, validity or enforceability of any participation sold by such Lender.
(f)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Participant agrees, for the benefit of the Borrower, to comply with Sections 3.01(e) and 3.01(g) as though it were a Lender (it being understood that any documentation required under Section 3.01 shall be delivered by the Participant to the participating Lender).
(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 11.06 shall not apply to any such pledge or assignment to secure obligations; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Disqualified Competitors.
(1)No assignment or participation shall be made to any Person that was a Disqualified Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Competitor after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Competitors” referred to in, the definition of “Disqualified Competitor”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Competitor. Any assignment or participation in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(2)If any assignment or participation is made to any Disqualified Competitor without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Competitor after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Competitor and the Administrative Agent, require such

Disqualified Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Competitor paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(3)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Competitors to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Competitor will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Competitors consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Competitor party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Competitor does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(4)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Competitors provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.
(5)The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Competitors. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Competitor.

(i)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Lender that is also an L/C Issuer assigns all of its Commitment and Loans pursuant to Section 11.06(b), such Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders consenting to act in such capacity a successor L/C Issuer; provided, however, that neither failure by the Borrower to appoint any such successor nor such successor’s acceptance of such appointment shall affect the resignation of such Lender as an L/C Issuer. If a Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer, and such successor’s acceptance of such appointment, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of an L/C Issuer.
Section 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, Agent, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant (or its advisors) in, or any prospective assignee of or Participant (or its advisors) in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any other Subsidiary and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07, (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a third party that is not to the knowledge of the Administrative Agent, any Lender or any L/C Issuer subject to confidentiality obligations to the Borrower with respect to such Information, (i) to market data collectors or similar service providers, including league table providers, to the lending industry, in each case, limited to information regarding the closing, size and type of facilities hereunder and the purpose of and parties to this Agreement or (j) on a confidential basis to any rating agency. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement with Borrower or any Subsidiary binding on the Administrative Agent, any Arranger or any Co-Syndication Agent, or any of their respective Affiliates, such Persons (and their respective Affiliates) may disclose Information as provided in this Section 11.07.

For purposes of this Section 11.07, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include MNPI, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle all MNPI in accordance with applicable Law, including United States federal and state and applicable foreign securities Laws.
Subject to any applicable requirements of United State federal, state or local or applicable foreign Laws or regulations, including securities Laws or regulations, none of the Administrative Agent, the Lenders or the L/C Issuers will make or cause to be made, whether orally, in writing or otherwise, any public announcement or statement that is intended for the general public and not targeted primarily to reach audiences in the banking industry and the banking industry’s customers with respect to the transactions contemplated by this Agreement, or any of the provisions of this Agreement, without the prior written approval of the Borrower as to the form, content and timing of such announcement or disclosure, which approval may be given or withheld in Borrower’s sole discretion.
Section 11.08    Right of Setoff. If an Event of Default will have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of its obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer will have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and its Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or its Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.08, if at any time any Lender, any L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
Section 11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender will receive interest in an amount that exceeds the Maximum Rate, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.10    Counterparts; Integration; Electronic Execution; Effectiveness. This may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative

Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each L/C Issuer and each Lender, regardless of any investigation made by or on behalf of the Administrative Agent, any L/C Issuer or any Lender or any of their respective Affiliates and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender or any of their respective Affiliates may have had notice or knowledge of any Default on the Effective Date or at the time of any Credit Extension, and will continue in full force and effect as long as any Loan or any other Obligation hereunder will remain unpaid or unsatisfied or any Letter of Credit will remain outstanding.
Section 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.13    Replacement of Lenders. In the event (a) any Lender requests compensation under Section 3.04, (b) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender becomes a Defaulting Lender or (d) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by a Loan Party that requires the consent of all the Lenders (or all the affected Lenders) and such amendment, waiver or other modification is consented to by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or 3.04) and obligations under this Agreement and the other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that:
(a)    the Borrower will have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)    such Lender will have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Loan Party to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
Section 11.14    Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW

YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
Section 11.16    USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the requirements of the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and tax identification number of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Section 11.17    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used will be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent, any L/C Issuer or any Lender hereunder or under the other Loan Documents will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such L/C Issuer or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such L/C Issuer or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any L/C Issuer or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such L/C Issuer or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any L/C Issuer or any Lender in such currency, the Administrative Agent, such L/C Issuer or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person that may be entitled thereto under applicable Law).
Section 11.18    No Advisory or Fiduciary Responsibility.
(a)    Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan

Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.
(b)    Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, its Subsidiaries and other companies with which the Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)    In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower or any of its Subsidiaries by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any of its Subsidiaries, confidential information obtained from other companies.
Section 11.19    Acknowledgement and Consent of Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
INCYTE CORPORATION, as Borrower
By:
Name:
Title:

INCYTE HOLDINGS CORPORATION, as a Subsidiary Guarantor
By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

JPMORGAN CHASE BANK, N.A., individually as a Lender, as a L/C Issuer and as Administrative Agent
By:
Name:
Title:
Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

BANK OF AMERICA, N.A., individually as a Lender

By:
Name:
Title:
Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

BARCLAYS BANK PLC, individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

CITIZENS BANK, N.A., individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

GOLDMAN SACHS LENDING PARTNERS LLC, individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

HSBC BANK USA, N.A., individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

MIZUHO BANK, LTD., individually as a Lender

By:
Name:
Title:
Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

MORGAN STANLEY BANK, N.A., individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

SUMITOMO MITSUI BANKING CORPORATION, individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Guaranty Agreement
Incyte Corporation